The information in this preliminary pricing supplement is not complete and may be changed.

Preliminary Pricing Supplement      SUBJECT TO COMPLETION     September 12, 2007

Pricing Supplement
(To the Prospectus dated January 5, 2007; Prospectus
Supplement dated February 28, 2007; and Product Prospectus
Supplement dated March 6, 2007)

================================================================================

[RBC LOGO]                                  $[o]
                               Reverse Convertible Notes, each
                Linked to the Common Stock of a Single Reference Stock Issuer
                          Senior Global Medium-Term Notes, Series C

================================================================================

Terms used in this pricing supplement, but not defined herein, shall have the meanings ascribed to them in the prospectus dated January 5, 2007, the product prospectus supplement dated March 6, 2007 and the prospectus supplement dated February 28, 2007.

General: This pricing supplement relates to fifty-two (52) separate Reverse Convertible Notes ("RevCons") offerings. Each RevCon offering is a separate offering of Notes linked to one, and only one, Reference Stock. All of the Notes offered hereby are collectively referred to as the "Notes". Some of the Notes have a duration of three months ("Three Month Notes"), some of six months ("Six Month Notes") and some of twelve months ("Twelve Month Notes"). The duration for each Note is indicated below. If you wish to participate in more than one RevCon offering, you must separately purchase the applicable Notes. The Notes offered hereby do not represent Notes linked to a basket of some or all of the Reference Stocks.

Issuer:                       Royal Bank of Canada ("Royal Bank")

Pricing Date:                 September 25, 2007

Issuance Date:                September 28, 2007

Deposit Currency              U.S. Dollars

Denominations:                Minimum denomination of $1,000, and integral
                              multiples of $1,000 thereafter.

Three Month Notes:

         Valuation Date:      December 24, 2007

         Maturity Date:       December 28, 2007

         Coupon Payment       October 29, 2007, November 28, 2007, and December
         Date (s):            28, 2007

Six Month Notes:

         Valuation Date:      March 25, 2008

         Maturity Date:       March 28, 2008

         Coupon Payment       October 29, 2007, November 28, 2007, December 28,
         Date (s):            2007, January 28, 2008, February 28, 2008, and
                              March 28, 2008

Twelve Month Notes:

         Valuation Date:      September 25, 2008

         Maturity Date:       September 30, 2008

         Coupon Payment       October 29, 2007, November 28, 2007, December 28,
         Date (s):            2007, January 28, 2008, February 28, 2008, March
                              28, 2008, April 28, 2008, May 28, 2008, June 30,
                              2008, July 28, 2008, August 28, 2008 and September
                              30, 2008

Reference Stock:

 No.  Principal   Reference Stock                    Ticker   Coupon    Strike   Barrier    Term     Monitoring Method       CUSIP
 ---  ---------   ---------------                    ------   ------    ------   -------    ----     -----------------       -----
      Amount                                                   Rate     Price     Price
      ------                                                   ----     -----     -----
 291    $[o]      Goldcorp, Inc.                       GG      13.30%    [o]      80%     3 month   Close of Trading Day   78008ESX6

 292    $[o]      Diana Shipping Inc.                  DSX     21.20%    [o]      80%     3 month   Close of Trading Day   78008ESY4

 293    $[o]      INVESTools Inc.                     SWIM     10.70%    [o]      80%     3 month   Close of Trading Day   78008ESZ1

 294    $[o]      General Motors Corporation           GM      18.15%    [o]      70%     3 month   Close of Trading Day   78008ETA5

 295    $[o]      Citigroup Inc.                        C       9.40%    [o]      80%     3 month   Close of Trading Day   78008ETB3

 296    $[o]      Intercontinental Exchange Inc.       ICE     17.85%    [o]      80%     3 month   Close of Trading Day   78008ETC1

 297    $[o]      Nymex Holdings, Inc.                 NMX     19.05%    [o]      80%     3 month   Close of Trading Day   78008ETD9

 298    $[o]      NYSE Euronext                        NYX     13.60%    [o]      80%     3 month   Close of Trading Day   78008ETE7

 299    $[o]      DryShips Inc.                       DRYS     18.60%    [o]      65%     3 month   Close of Trading Day   78008ETF4

 300    $[o]      Juniper Networks, Inc.              JNPR     13.60%    [o]      80%     3 month   Close of Trading Day   78008ETH0

 301    $[o]      Arch Coal, Inc.                      ACI     14.00%    [o]      80%     3 month   Close of Trading Day   78008ETJ6

 302    $[o]      Advanced Micro Devices, Inc.         AMD     24.90%    [o]      80%     3 month   Close of Trading Day   78008ETK3

 303    $[o]      General Motors Corporation           GM      26.40%    [o]      80%     3 month   Close of Trading Day   78008ETL1

 304    $[o]      Titanium Metals Corporation          TIE     16.55%    [o]      80%     3 month   Close of Trading Day   78008ETM9

 305    $[o]      Southwestern Energy Company          SWN     15.50%    [o]      80%     3 month   Close of Trading Day   78008ETN7

 306    $[o]      NutriSystem, Inc.                   NTRI     22.35%    [o]      70%     3 month   Close of Trading Day   78008ETP2

 307    $[o]      Elan Corporation                     ELN     21.30%    [o]      70%     3 month   Close of Trading Day   78008ETQ0

 308    $[o]      eBay Inc.                           EBAY      8.95%    [o]      80%     3 month   Close of Trading Day   78008ETR8

 309    $[o]      Ceragon Networks Ltd.               CRNT     21.65%    [o]      80%     3 month   Close of Trading Day   78008EVA2

 310    $[o]      Blue Nile, Inc.                     NILE     28.75%    [o]      80%     3 month   Close of Trading Day   78008EVB0

 311    $[o]      General Motors Corporation           GM      16.00%    [o]      60%     6 month   Close of Trading Day   78008ETS6

 312    $[o]      JPMorgan Chase & Co.                 JPM     12.15%    [o]      80%     6 month   Close of Trading Day   78008ETT4

 313    $[o]      Johnson Controls, Inc.               JCI     10.25%    [o]      80%     6 month   Close of Trading Day   78008ETU1

 314    $[o]      The AES Corporation                  AES     11.80%    [o]      80%     6 month   Close of Trading Day   78008ETV9

 315    $[o]      General Motors Corporation           GM      19.85%    [o]      70%     6 month   Close of Trading Day   78008ETW7

 316    $[o]      Apple, Inc.                         AAPL     15.25%    [o]      70%     6 month   Close of Trading Day   78008ETX5

 317    $[o]      Las Vegas Sands Corp.                LVS     14.20%    [o]      70%     6 month   Close of Trading Day   78008ETY3

 318    $[o]      Baidu.com, Inc.                     BIDU     18.40%    [o]      70%     6 month   Close of Trading Day   78008ETZ0

 319    $[o]      Coach, Inc.                          COH     10.90%    [o]      70%     6 month   Close of Trading Day   78008EUA3

 320    $[o]      CarMax, Inc.                         KMX     12.35%    [o]      70%     6 month   Close of Trading Day   78008EUB1

 321    $[o]      Mylan Laboratories Inc.              MYL     10.50%    [o]      70%     6 month   Close of Trading Day   78008EUC9

 322    $[o]      MEMC Electronic Materials, Inc.      WFR     14.95%    [o]      70%     6 month   Close of Trading Day   78008EUD7

 323    $[o]      Joy Global Inc.                     JOYG     13.70%    [o]      70%     6 month   Close of Trading Day   78008EUE5

 324    $[o]      Core Laboratories N.V.               CLB      9.30%    [o]      80%     6 month   Close of Trading Day   78008EUF2

 325    $[o]      Kimco Realty Corporation             KIM      9.25%    [o]      70%     6 month   Close of Trading Day   78008EUG0

 326    $[o]      Cutera, Inc.                        CUTR     13.35%    [o]      70%     6 month   Close of Trading Day   78008EUH8

 327    $[o]      Helix Energy Solutions Group Inc.    HLX     12.35%    [o]      80%     6 month   Close of Trading Day   78008EUJ4

 328    $[o]      Citigroup Inc.                        C      11.00%    [o]      80%     6 month   Close of Trading Day   78008EUK1

 329    $[o]      American International Group, Inc.   AIG      8.05%    [o]      85%     6 month   Close of Trading Day   78008EUL9

 330    $[o]      American Express Company             AXP      9.40%    [o]      85%     6 month   Close of Trading Day   78008EUM7

 331    $[o]      General Electric Company             GE       8.50%    [o]      90%     6 month   Close of Trading Day   78008EUN5

 332    $[o]      The Home Depot, Inc.                 HD      10.00%    [o]      80%     6 month   Close of Trading Day   78008EUP0

 333    $[o]      Exxon Mobil Corporation              XOM      9.35%    [o]      85%     6 month   Close of Trading Day   78008EUQ8


                                      P-2

 334    $[o]      Rackable Systems Inc.               RACK     18.10%    [o]      70%     6 month   Close of Trading Day   78008EUR6

 335    $[o]      KeyCorp                              KEY      9.10%    [o]      80%     6 month   Close of Trading Day   78008EUY1

 336    $[o]      General Motors Corporation           GM      17.55%    [o]      65%     6 month   Close of Trading Day   78008EUZ8

 337    $[o]      JPMorgan Chase & Co.                 JPM      9.35%    [o]      80%    12 month   Close of Trading Day   78008EUS4

 338    $[o]      JetBlue Airways Corporation         JBLU     15.15%    [o]      70%    12 month   Close of Trading Day   78008EUT2

 339    $[o]      Schlumberger Limited                 SLB      9.30%    [o]      75%    12 month   Close of Trading Day   78008EUU9

 340    $[o]      Southwestern Energy Company          SWN     11.40%    [o]      70%    12 month   Close of Trading Day   78008EUV7

 341    $[o]      Corning Incorporated                 GLW     10.55%    [o]      80%    12 month   Close of Trading Day   78008EUW5

 342    $[o]      NutriSystem Inc.                    NTRI     18.10%    [o]      60%    12 month   Close of Trading Day   78008EUX3

Term:                         As set forth above

Initial Share Price:          The price of the Reference Stock on the Pricing
                              Date.

Final Share Price:            The price of the Reference Stock on the Valuation
                              Date.

Payment at Maturity (if held  For each $1,000 principal amount of the Notes, the
to maturity):                 investor will receive $1,000 plus any accrued and
                              unpaid interest at maturity unless:

                              (i)  the Final Stock Price is less than the
                                   Initial Stock Price; and

                              (ii) (a) for notes subject to Intra-Day
                                   Monitoring, at any time during the
                                   Monitoring Period, the trading price of
                                   the Reference Stock is less than the
                                   Barrier Price, or

                                   (b) for notes subject to Close of Trading
                                   Day Monitoring, on any day during the
                                   Monitoring Period, the closing price of
                                   the Reference Stock is less than the
                                   Barrier Price.

                              If the conditions described in (i) and (ii) are both satisfied, then at maturity the investor will receive, instead of the principal amount of the Notes, in addition to any accrued and unpaid interest, the number of shares of the Reference Stock equal to the Physical Delivery Amount, or at our election, the cash value thereof. If we elect to deliver shares of the Reference Stock, fractional shares will be paid in cash.

                              Investors in these Notes could lose some or all of their investment at maturity if there has been a decline in the trading price of the Reference Stock.

Monitoring Period:            From and excluding the Pricing Date to and
                              including the Valuation Date

Monitoring Method:            As set forth above

Physical Delivery Amount:     For each $1,000 principal amount, a number of
                              shares of the Reference Stock equal to the principal amount divided by the Initial Share
                              Price. If this number is not a round number then the number of shares of the Reference Stock to be delivered will be rounded down and the fractional part shall be paid in cash.

Secondary Market:             RBC Capital Markets Corporation (or one of its
                              affiliates), though not obligated to do so, plans to maintain a secondary market in the Notes after the Issuance Date. The amount that an investor may receive upon sale of their Notes prior to maturity may be less than the principal amount of such Notes.

Calculation Agent:            The Bank of New York

Listing:                      None

Settlement:                   DTC global notes

Terms Incorporated In the     All of the terms appearing above the item
Master Note:                  captioned "Secondary Market" on the cover page of
                              this pricing supplement and the terms appearing under the caption "Specific Terms of the Reverse
                              Convertible Notes" in the product supplement with respect to reverse convertible notes dated March
                              6, 2007.

Investing in the Notes involves a number of risks. See "Risk Factors" beginning on page S-1 of the prospectus supplement dated February 28, 2007 and "Additional Risk Factors Specific To Your Notes" beginning on page PS-1 of the product prospectus supplement dated March 6, 2007 and "Selected Risk Considerations" in this pricing supplement.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The Notes will not constitute deposits insured under the Canada Deposit Insurance Corporation Act or by the United States Federal Deposit Insurance Corporation or any other Canadian or United States government agency or instrumentality.

                                                                                       Proceeds to Royal Bank of
                                Price to Public              Agent's Commission                 Canada
                                ---------------              ------------------                 ------
Per Note                             100%                          []%                           []%
Total                                $[]                           $[]                           $[]

                         RBC Capital Markets Corporation
                               September  , 2007

You may revoke your offer to purchase the Notes at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase the Notes prior to their issuance. In the event of any changes to the terms of the Notes, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.



                     ADDITIONAL TERMS SPECIFIC TO THE NOTES

You should read this pricing supplement together with the prospectus dated January 5, 2007, as supplemented by the prospectus supplement dated February 28, 2007 and the product prospectus supplement dated March 6, 2007, relating to our Senior Global Medium-Term Notes, Series C, of which these Notes are a part. This pricing supplement, together with the documents listed below, contains the terms of the Notes and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in "Risk Factors" in the prospectus supplement dated February 28, 2007 and "Additional Risk Factors Specific to Your Notes" in the product prospectus supplement dated March 6, 2007, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

o    Prospectus dated January 5, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000025/
     o34295e424b3.htm

o    Prospectus Supplement dated February 28, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000285/
     o35030e424b3.htm

o    Product Prospectus Supplement dated March 6, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000342/
     o35159e424b3.htm

Our SEC file number is 333-139359. As used in this pricing supplement, the "Company," "we," "us," or "our" refers to Royal Bank of Canada.




Hypothetical Examples of Amounts Payable at Maturity

The examples set forth below are provided for illustration purposes only. Assumptions in each of the examples are purely fictional and do not relate to any actual Reference Stock performance. The hypothetical terms do not represent the terms of an actual Note. The examples are hypothetical, and do not purport to be representative of every possible scenario concerning increases or decreases in the price of the Reference Stock on the Valuation Date relative to its price on the Pricing Date. We cannot predict the Reference Stock performance.

The table below illustrates the payment at maturity assuming an initial investment of $1,000 if the Final Share Price (as a percentage of the Initial Share Price) were any of the hypothetical prices shown in the left column. We have assumed a Barrier Price of 80%. For this purpose, we have assumed that there will be no anti-dilution adjustments to the Final Share Price and no market disruption events. The second column shows the hypothetical payment at maturity (as a percentage of the Principal Amount) in the case where the market price of the Reference Stock does not close below the Barrier Price on any day during the Monitoring Period. The third column shows the hypothetical payment at maturity (as a percentage of the Principal Amount) in the case where the market price does close below the Barrier Price on any day during the Monitoring Period. The fourth column shows the hypothetical Physical Delivery Amount assuming an Initial Share Price of $100 (as a number of shares of the Reference

Stock). The fifth column shows the hypothetical Cash Delivery Amount (as a percentage of the Initial Share Price), should we elect to deliver the Cash Delivery Amount instead of the Physical Delivery Amount.

The prices in the left column represent hypothetical Final Share Prices and are expressed as percentages of the Initial Share Price. The amounts in the second and third columns represent the hypothetical payments at maturity, based on the corresponding hypothetical Final Share Prices.

                                    If the closing          If the closing
                                  market price of the     market price of the
                                    Reference Stock         Reference Stock
                                  does not fall below      falls below the
                                 the Barrier Price on      Barrier Price on
                                  any day during the      any day during the     Hypothetical
                                  Monitoring Period:      Monitoring Period:       Physical
                                                                                   Delivery        Hypothetical
                                     Hypothetical            Hypothetical          Amount as       Cash Delivery
      Hypothetical Final              Payment at              Payment at           Number of         Amount as
  Share Price as Percentage          Maturity as             Maturity as         Shares of the     Percentage of
             of                     Percentage of           Percentage of          Reference       Initial Share
      Initial Share Price          Principal Amount        Principal Amount          Stock             Price
      -------------------          ----------------        ----------------          -----             -----
            200.00%                     100.00%                100.00%                n/a               n/a
            175.00%                     100.00%                100.00%                n/a               n/a
            150.00%                     100.00%                100.00%                n/a               n/a
            125.00%                     100.00%                100.00%                n/a               n/a
            100.00%                     100.00%                100.00%                n/a               n/a
             95.00%                     100.00%            Physical or Cash            10             95.00%
                                                           Delivery Amount
             90.00%                     100.00%            Physical or Cash            10             90.00%
                                                           Delivery Amount
             85.00%                     100.00%            Physical or Cash            10             85.00%
                                                           Delivery Amount
             80.00%                     100.00%            Physical or Cash            10             80.00%
                                                           Delivery Amount
             79.50%                       n/a              Physical or Cash            10             79.50%
                                                           Delivery Amount
             50.00%                       n/a              Physical or Cash            10             50.00%
                                                           Delivery Amount
             25.00%                       n/a              Physical or Cash            10             25.00%
                                                           Delivery Amount
              0.00%                       n/a              Physical or Cash            10              0.00%
                                                           Delivery Amount

The payments at maturity shown above are entirely hypothetical; they are based on market prices for the Reference Stock that may not be achieved on the Valuation Date and on assumptions that may prove to be erroneous. The actual market value of your Notes on the Maturity Date or at any other time, including any time you may wish to sell your Notes, may bear little relation to the hypothetical payments at maturity shown above, and those amounts should not be viewed as an indication of the financial return on an investment in the offered Notes or on an investment in the Reference Stock. Please read "Additional Risk

Factors Specific to Your Notes" and "Hypothetical Returns on Your Notes" in the accompanying product prospectus supplement dated March 6, 2007.

Payments on your Notes are economically equivalent to the amounts that would be paid on a combination of other instruments. For example, payments on your Notes are economically equivalent to the amounts that would be paid on a combination of an interest-bearing bond bought, and an option sold, by the investor (with an implicit option premium paid over time to the investor). The discussion in this paragraph does not modify or affect the terms of the offered Notes or the United States or Canadian income tax treatment of the offered Notes as described under "Supplemental Discussion of Canadian Tax Consequences" and "Supplemental Discussion of Federal Income Tax Consequences" in the accompanying product prospectus supplement dated March 6, 2007.



Selected Purchase Considerations

o Market Disruption Events and Adjustments --The payment at maturity and the valuation date are subject to adjustment as described in the product prospectus supplement dated March 6, 2007. For a description of what constitutes a market disruption event as well as the consequences of that market disruption event, see "General Terms of the Reverse Convertible Notes--Consequences of Market Disruption Events" in the product prospectus supplement dated March 6, 2007.

o Principal At Risk -- Investors in these Notes could lose some or a substantial value of their investment at maturity if there has been a decline in the trading price of the Reference Stock.

o    Certain U.S. Federal Income Tax Considerations:

     o RevCon (GG): [ ]% of each stated interest payment (13.30% in total) will be treated as an interest payment and [ ]% of each stated interest payment (13.30% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (DSX): [ ]% of each stated interest payment (21.20% in total) will be treated as an interest payment and [ ]% of each stated interest payment (21.20% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (SWIM): [ ]% of each stated interest payment (10.70% in total) will be treated as an interest payment and [ ]% of each stated interest payment (10.70% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (GM): [ ]% of each stated interest payment (18.15% in total) will be treated as an interest payment and [ ]% of each stated interest payment (18.15% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (C): [ ]% of each stated interest payment (9.40% in total) will be treated as an interest payment and [ ]% of each stated interest payment (9.40% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (ICE): [ ]% of each stated interest payment (17.85% in total) will be treated as an interest payment and [ ]% of each stated interest payment (17.85% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (NMX): [ ]% of each stated interest payment (19.05% in total) will be treated as an interest payment and [ ]% of each stated interest payment (19.05% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (NYX): [ ]% of each stated interest payment (13.60% in total) will be treated as an interest payment and [ ]% of each stated interest payment (13.60% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (DRYS): [ ]% of each stated interest payment (18.60% in total) will be treated as an interest payment and [ ]% of each stated interest payment (18.60% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (JNPR): [ ]% of each stated interest payment (13.60% in total) will be treated as an interest payment and [ ]% of each stated interest payment (13.60% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (ACI): [ ]% of each stated interest payment (14.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (14.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (AMD): [ ]% of each stated interest payment (24.90% in total) will be treated as an interest payment and [ ]% of each stated interest payment (24.90% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (GM): [ ]% of each stated interest payment (26.40% in total) will be treated as an interest payment and [ ]% of each stated interest payment (26.40% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (TIE): [ ]% of each stated interest payment (16.55% in total) will be treated as an interest payment and [ ]% of each stated interest payment (16.55% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (SWN): [ ]% of each stated interest payment (15.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment (15.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (NTRI): [ ]% of each stated interest payment (22.35% in total) will be treated as an interest payment and [ ]% of each stated interest payment (22.35% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (ELN): [ ]% of each stated interest payment (21.30% in total) will be treated as an interest payment and [ ]% of each stated interest payment (21.30% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (EBAY): [ ]% of each stated interest payment (8.95% in total) will be treated as an interest payment and [ ]% of each stated interest payment (8.95% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (CRNT): [ ]% of each stated interest payment (21.65% in total) will be treated as an interest payment and [ ]% of each stated interest payment (21.65% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (NILE): [ ]% of each stated interest payment (28.75% in total) will be treated as an interest payment and [ ]% of each stated interest payment (28.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (GM): [ ]% of each stated interest payment (16.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (16.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (JPM): [ ]% of each stated interest payment (12.15% in total) will be treated as an interest payment and [ ]% of each stated interest payment (12.15% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (JCI): [ ]% of each stated interest payment (10.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment (10.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (AES): [ ]% of each stated interest payment (11.80% in total) will be treated as an interest payment and [ ]% of each stated interest payment (11.80% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (GM): [ ]% of each stated interest payment (19.85% in total) will be treated as an interest payment and [ ]% of each stated interest payment (19.85% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (AAPL): [ ]% of each stated interest payment (15.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment (15.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (LVS): [ ]% of each stated interest payment (14.20% in total) will be treated as an interest payment and [ ]% of each stated interest payment (14.20% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (BIDU): [ ]% of each stated interest payment (18.40% in total) will be treated as an interest payment and [ ]% of each stated interest payment (18.40% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (COH): [ ]% of each stated interest payment (10.90% in total) will be treated as an interest payment and [ ]% of each stated interest payment (10.90% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (KMX): [ ]% of each stated interest payment (12.35% in total) will be treated as an interest payment and [ ]% of each stated interest payment (12.35% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (MYL): [ ]% of each stated interest payment (10.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment (10.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (WFR): [ ]% of each stated interest payment (14.95% in total) will be treated as an interest payment and [ ]% of each stated interest payment (14.95% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (JOYG): [ ]% of each stated interest payment (13.70% in total) will be treated as an interest payment and [ ]% of each stated interest payment (13.70% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (CLB): [ ]% of each stated interest payment (9.30% in total) will be treated as an interest payment and [ ]% of each stated interest payment (9.30% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (KIM): [ ]% of each stated interest payment (9.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment (9.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (CUTR): [ ]% of each stated interest payment (13.35% in total) will be treated as an interest payment and [ ]% of each stated interest payment (13.35% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (HLX): [ ]% of each stated interest payment (12.35% in total) will be treated as an interest payment and [ ]% of each stated interest payment (12.35% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (C): [ ]% of each stated interest payment (11.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (11.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (AIG): [ ]% of each stated interest payment (8.05% in total) will be treated as an interest payment and [ ]% of each stated interest payment (8.05% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (AXP): [ ]% of each stated interest payment (9.40% in total) will be treated as an interest payment and [ ]% of each stated interest payment (9.40% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (GE): [ ]% of each stated interest payment (8.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment (8.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (HD): [ ]% of each stated interest payment (10.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (10.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (XOM): [ ]% of each stated interest payment (9.35% in total) will be treated as an interest payment and [ ]% of each stated interest payment (9.35% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (RACK): [ ]% of each stated interest payment (18.10% in total) will be treated as an interest payment and [ ]% of each stated interest payment (18.10% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (KEY): [ ]% of each stated interest payment (9.10% in total) will be treated as an interest payment and [ ]% of each stated interest payment (9.10% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (GM): [ ]% of each stated interest payment (17.55% in total) will be treated as an interest payment and [ ]% of each stated interest payment (17.55% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (JPM): [ ]% of each stated interest payment (9.35% in total) will be treated as an interest payment and [ ]% of each stated interest payment (9.35% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (JBLU): [ ]% of each stated interest payment (15.15% in total) will be treated as an interest payment and [ ]% of each stated interest payment (15.15% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (SLB): [ ]% of each stated interest payment (9.30% in total) will be treated as an interest payment and [ ]% of each stated interest payment (9.30% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (SWN): [ ]% of each stated interest payment (11.40% in total) will be treated as an interest payment and [ ]% of each stated interest payment (11.40% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (GLW): [ ]% of each stated interest payment (10.55% in total) will be treated as an interest payment and [ ]% of each stated interest payment (10.55% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (NTRI): [ ]% of each stated interest payment (18.10% in total) will be treated as an interest payment and [ ]% of each stated interest payment (18.10% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     For further discussion of the tax consequences applicable to an investor, please see the accompanying prospectus dated January 5, 2007, prospectus supplement dated February 28, 2007 and product prospectus supplement dated March 6, 2007.



Selected Risk Considerations

An investment in the Notes involves significant risks. Investing in the Notes is not equivalent to investing directly in the Reference Stock. These risks are explained in more detail in the section "Additional Risk Factors Specific to Your Notes" in the product prospectus supplement dated March 6, 2007. In addition to the risks described in the prospectus supplement dated February 28, 2007 and the product prospectus supplement dated March 6, 2007, you should consider the following:

o You May Lose Some or All of Your Principal Amount -- You may receive a lower payment at maturity than you would have received if you had invested in the Reference Stock directly. If the Reference Stock performance is not positive, you may receive a payment at maturity of less than the principal amount of your Notes.

o Certain Built-In Costs Are Likely to Adversely Affect the Value of the Notes Prior to Maturity -- While the payment at maturity described in this pricing supplement is based on the full principal amount of your Notes, the original issue price of the Notes includes the agent's commission and the cost of hedging our obligations under the Notes through one or more of our affiliates. As a result, the price, if any, at which RBC Capital Markets Corporation and other affiliates of Royal Bank of Canada will be willing to purchase Notes from you in secondary market transactions will likely be lower than the original issue price, and any sale prior to the Maturity Date could result in a substantial loss to you. The Notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Notes to maturity.

o The Inclusion in the Purchase Price of the Notes of A Selling Concession and of Royal Banks's Cost of Hedging its Market Risk under the Notes is Likely to Adversely Affect the Value of the Notes Prior to Maturity -- The price at which you purchase of the notes includes a selling concession (including a broker's commission), as well as the costs that Royal Bank (or one of its affiliates) expects to incur in the hedging of its market risk under the notes. Such hedging costs include the expected cost of undertaking this hedge, as well as the profit that Royal Bank (or its affiliates) expects to realize in consideration for assuming the risks inherent in providing such hedge. As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which you may be able to sell your notes prior to maturity may be less than your original purchase price.



Information Regarding the Issuers of the Reference Stocks

The Reference Stock is registered under the Securities Exchange Act of 1934. Companies with securities registered under that Act are required to file periodically certain financial and other information specified by the Securities and Exchange Commission. Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC's website at www.sec.gov. In addition, information regarding the Reference Stock may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

The following information regarding the issuer of the Reference Stock is derived from publicly available information.

We make no representation or warranty as to the accuracy or completeness of reports filed by the issuer with the SEC, information published by it on its website or in any other format, information about it obtained from any other source or the information provided below.

     o Goldcorp Inc. is a gold producer engaged in gold mining and related activities, including exploration, extraction, processing and reclamation. Its assets comprise Red Lake, Porcupine (51% interest) and Musselwhite (68% interest) gold mines in Canada, the Alumbrera gold/copper mine (37.5% interest) in Argentina, the El Sauzal gold mine and Luismin gold/silver mines in Mexico, the Marlin gold/silver mine in Guatemala, the Amapari gold mine in Brazil, the La Coipa gold/silver mine (50% interest) in Chile, the San Martin gold mine in Honduras, the Peak gold mine in Australia, and the Wharf and Marigold (67% interest) gold mines in the United States. Its development projects include the Red Lake mine, the Los Filos gold project and Penasquito gold/silver projects in Mexico, the Eleonore gold project in Canada, the Pueblo Viejo gold project in the Dominican Republic, and the Cerro Blanco gold project in Guatemala. In April 2007, Goldcorp sold its Amapari mine in Brazil to Peak Gold Ltd.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-12970.

     o Diana Shipping Inc. is primarily a holding company. The Company, together with its subsidiaries, is engaged in the ocean transportation of dry bulk cargoes worldwide through the ownership and operation of bulk carrier vessels. The Company's fleet consists of dry bulk carriers that transport iron ore, coal, grain and other dry cargoes along worldwide shipping routes that have a total capacity of 2.0 million deadweight tons. As of December 31, 2006, its operating fleet consisted of 13 Panamax dry bulk carriers and two Capesize dry bulk carriers that had a combined carrying capacity of approximately 1.1 million deadweight tons. Each of its vessels is owned through a separate wholly owned Panamanian and Marshall Islands subsidiary.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-32458.

     o INVESTools Inc. (INVESTools) is a provider of investor education. The Investools Method is an integration of an investing process, Web-based tools, personalized instruction and support. The Company offers a range of investor education products and services that provide lifelong learning and support to self-directed investors. The Company has more than 278,000 graduates of its basic courses and 85,400 subscribers to its Websites. Its investor education products and services are offered in a variety of learning formats with courses ranging from beginning to advanced, to address the needs of students on all investor levels. On February 15, 2007, Atomic Acquisition Corp., a wholly owned subsidiary of the Company merged with and into thinkorswim Group, Inc. (thinkorswim), an online brokerage company specializing in options.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-52012.

     o General Motors Corporation (GM) is primarily engaged in the worldwide development, production and marketing of cars, trucks and parts. The Company develops, manufactures and markets its vehicles worldwide through its four automotive regions: GM North America, GM Europe, GM Latin America/Africa/Mid-East and GM Asia Pacific. GM's finance and insurance operations are primarily conducted through GMAC LLC (GMAC). GMAC was a wholly owned subsidiary, until November 30, 2006, when GM sold a 51% controlling ownership interest in GMAC. As a result, the Company holds a 49% ownership interest in GMAC, which provides a range of financial services. GM's total worldwide car and truck deliveries were 9.1 million during the year ended December 31, 2006. In January 2007, Isuzu Motors Limited acquired the 100% stake in a diesel engine development company, which is a joint venture between Isuzu Motors and General Motors Corporation.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-00043.

     o Citigroup Inc. (Citigroup) is a diversified global financial services holding company whose businesses provide a range of financial services to consumer and corporate customers. The Company is a bank holding company. Its segments include Global Consumer Group, Corporate and Investment Banking (CIB), Global Wealth Management and Alternative Investments (AI). Citigroup has more than 200 million customer accounts and does business in more than 100 countries. In May 2007, Citigroup acquired Egg Banking plc, from Prudential PLC. As of May 9, 2007, it held a 56.15% stake in Nikko Cordial Corporation. In May 2007, Citigroup acquired substantially all of the subsidiaries of Grupo Cuscatlan from Corporacion UBC Internacional S.A., the subsidiaries' holding company. In May 2007, CIT Group Inc. acquired the U.S. Business Technology Finance unit of Citigroup. In July 2007, Citigroup acquired Old Lane Partners, L.P. and Old Lane Partners, GP, LLC. In August 2007, it acquired The BISYS Group, Inc.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-09924.

     o IntercontinentalExchange, Inc. operates as an electronic global futures and over-the-counter (OTC) marketplace for trading an array of energy products. It also operates as a soft commodities exchange. IntercontinentalExchange offer an integrated electronic platform for side-by-side trading of energy products in both futures and OTC markets. Through its electronic trading platform, the Company's marketplace brings together buyers and sellers of derivative and physical commodities contracts. IntercontinentalExchange also offers open-outcry trading in Board of Trade of the City of New York, Inc.'s (NYBOT) regulated futures and options markets. The Company conducts its OTC business directly and its regulated energy futures business through its wholly owned subsidiary, ICE Futures. It operates in three segments: energy futures, OTC and market data. On January 12, 2007, it acquired NYBOT. In July 2007, the Company acquired ChemConnect, Inc.'s commodity trading business.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-32671.

     o NYMEX Holdings, Inc. (NYMEX Holdings) is a provider of financial services to the energy and metals industries. It is engaged in providing clearing and settlement services through its clearinghouse to a range of participants in these industries. The two principal operating subsidiaries of NYMEX Holdings are New York Mercantile Exchange, Inc. (NYMEX Exchange) and Commodity Exchange, Inc. (COMEX). On NYMEX Exchange, customers primarily trade energy futures and options contracts, including contracts for crude oil, natural gas, heating oil and gasoline. On COMEX, customers trade metals futures and options contracts, including contracts for gold, silver, copper and aluminum. In addition, the Company offers soft commodities futures contracts for coffee, sugar, cocoa, cotton and orange juice. NYMEX ClearPort Clearing provides for the clearing of trades in over-the-counter derivatives executed off-exchange that are converted into positions in listed Exchange futures and options.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-33149.

     o NYSE Euronext (NYSE Euronext), formerly NYSE Group, Inc. (NYSE Group), is a holding company created by the combination of NYSE Group, Inc. and Euronext N.V. (Euronext). NYSE Euronext operates a liquid exchange group offering a diverse array of financial products and services. The Company brings together six cash equities exchanges in five countries and six derivatives exchanges, and also provides for listings, trading in cash equities, equity and interest rate derivatives, bonds, and the distribution of market data. NYSE Group is a wholly owned subsidiary of NYSE Euronext that operates two securities exchanges: the New York Stock Exchange LLC (the NYSE) and NYSE Arca, Inc. (formerly known as the Pacific Exchange). Euronext operates cash and derivatives exchanges through its subsidiaries in Belgium, France, the Netherlands and Portugal, in addition to services for derivatives markets in the United Kingdom.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-32829.

     o DryShips Inc. owns and operates drybulk carriers that operate worldwide. The Company owns and operate a fleet of 35 vessels. The Company's fleet consists of five Capesize drybulk carriers, 29 Panamax drybulk carriers, and one Handymax drybulk carriers. The fleet carries a variety of drybulk commodities, including major bulks, such as coal, iron ore and grains, and minor bulks, such as bauxite, phosphate, fertilizers and steel products. In addition to its owned fleet, DryShips has also chartered-in a Panamax bulkcarrier for a period of three years commencing in December 2005. During the year ended December 31, 2006, two of its customers accounted for more than 10% of its voyage revenues: Baumarine AS (25%) and Oldendorff Carriers Gmbh (13%).

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-51141.

     o Juniper Networks, Inc. designs and sells products and services that together provide its customers with Internet protocol (IP) network solutions.The Company's operations are organized into three operating segments: Infrastructure, SLT and Service. The Infrastructure segment primarily offers scalable router products that are used to control and direct network traffic from the core, through the edge, aggregation and the customer premise equipment level. The SLT segment offers solutions that meet an array of customer's priorities, from protecting the network itself, and protecting data on the network, to maximizing existing bandwidth and acceleration of applications across a distributed network. The Service segment delivers services to customers of the Infrastructure and SLT segments. During the year ended December 31, 2005, the Company acquired Kagoor Networks, Inc., Redline Networks, Inc., Peribit Networks, Inc, Acorn Packet Solutions, Inc. and Funk Software, Inc.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-26339.

     o Arch Coal, Inc. is a coal producer in the United States. The Company's primary business is the production of steam and metallurgical coal from surface and underground mines throughout the United States, for sale to utility, industrial and export markets. The Company's mines are located in southern West Virginia, eastern Kentucky, Virginia, Wyoming, Colorado and Utah. As of December 31, 2006, Arch Coal, Inc. operated 21 active mines. The Company operates in three segments, which are based on the low sulfur coal producing regions in the United States, in which it operates. On July 31, 2006, Arch Coal, Inc. acquired a 33.33% equity interest in Knight Hawk Holdings, LLC (Knight
          Hawk), a coal producer in the Illinois Basin. On August 23, 2006, the Company acquired a 25% equity interest in DKRW Advanced Fuels LLC
          (DKRW). In June 2007, the Company announced the divestiture of its Mingo Logan subsidiary's Ben Creek Complex in West Virginia (Mingo Logan) to Cobra Natural Resources, LLC.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-13105.

     o Advanced Micro Devices, Inc. (AMD) is a global semiconductor company with facilities worldwide. It provides processing solutions for the computing, graphics and consumer electronics markets. During the year ended December 31, 2006, the Company offered primarily x86 microprocessors, for the commercial and consumer markets, which are used for control and computing tasks, and embedded microprocessors for commercial, commercial client and consumer markets. On October 25, 2006, the Company acquired ATI Technologies Inc. As a result of the acquisition, the Company began to supply three-dimensional (3D) graphics, video and multimedia products, and chipsets for personal computers (PCs), including desktop and notebook PCs, professional workstations and servers, and products for consumer electronic devices, such as mobile phones, digital television and game consoles. It operates through four segments: Computation Products, Embedded Products, Graphics and Chipsets, and Consumer Electronics.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-07882.

     o Titanium Metals Corporation (TIMET) is a producer of titanium melted and mill products. The Company has titanium production facilities in both the United States and Europe. It is a vertically integrated titanium manufacturer whose products include titanium sponge, the basic form of titanium metal used in titanium products; melted products (ingot, electrodes and slab), the result of melting sponge and titanium scrap, either alone or with various alloys; mill products that are forged and rolled from ingot or slab, including long products (billet and bar), flat products (plate, sheet and strip) and pipe, and fabrications (spools, pipe fittings, manifolds and vessels) that are cut, formed, welded and assembled from titanium mill products.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-14368.

     o Southwestern Energy Company is an integrated energy company primarily focused on natural gas. Through its wholly owned subsidiaries, the Company is engaged in natural gas and oil exploration and production business. It operates principally in three segments: exploration and production, natural gas distribution and marketing. The Company's exploration and production activities are concentrated in the Arkoma Basin, East Texas, the Permian Basin and the onshore Gulf Coast. It's wholly owned subsidiary, Arkansas Western Gas Company, referred to as Arkansas Western, operates integrated natural gas distribution systems in northern Arkansas. The Company provides marketing services in each of its core areas of operation through its gas-marketing subsidiary, Southwestern Energy Services Company.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-08246.

     o NutriSystem Inc. is a marketer and provider of weight management system based on a portion-controlled, prepared-meal program. The Company's customers purchase monthly food packages containing a 28-day supply of breakfasts, lunches, dinners and desserts, which they supplement with milk, fruit and vegetables. Most of its customers order on an auto delivery basis (Auto-delivery), in which it sends a month's food supply on an ongoing basis until notified by the customer to stop its shipments. The Company's food is shelf stable at room temperature and lasts for up to two years. As part of its weight management program, the Company provides online and telephone counseling, and support to its customers using its trained diet counselors.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-28551.

     o Elan Corporation, plc (Elan) is a neuroscience-based biotechnology company engaged in discovering, developing, manufacturing and marketing therapies in autoimmune diseases, including pain and neurodegenerative diseases. The Company's three core therapeutic areas include neurodegenerative diseases, autoimmune diseases and severe chronic pain. In addition, Elan reorganized its operations into two business units: Biopharmaceuticals and EDT. Biopharmaceuticals engages in biopharmaceutical research and development activities, and pharmaceutical commercial activities. EDT focuses on product development scale-up and manufacturing to address the drug delivery challenges of the pharmaceutical industry.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-13896.

     o eBay Inc. (eBay) provides online marketplaces for the sale of goods and services, online payments services and online communication offerings to a diverse community of individuals and businesses. eBay operates in three business segments: Marketplaces, Payments and Communications. Marketplaces segment provides the infrastructure to enable online commerce in a variety of platforms, including the traditional eBay.com platform, Shopping.com, Classifieds Websites and Rent.com. Payments segment, which consists of PayPal, enables individuals or businesses to send and receive payments online. Communications segment, which consists of Skype, enables voice-over

          Internet protocol calls between Skype users, as well as connectivity to fixed-line and mobile telephones. On February 13, 2007, it completed the acquisition of StubHub, an online marketplace for the resale of event tickets. In May 2007, eBay acquired StumbleUpon, an early-stage company that helps people discover and share content online.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-24821.

     o Ceragon Networks Ltd. (Ceragon) design, develops, manufactures and sells high-capacity, point-to-point wireless backhaul solutions. The Company's products are used primarily by cellular operators to transport voice and data traffic in the backhaul, the segment of the telecommunications network that connects base stations to switch locations on the core network. Its products are also used by other telecommunications service providers that operate wired or wireless networks, and by organizations and enterprises that operate their own private networks based primarily on synchronous digital hierarchy/synchronous optical network technologies (SDH/SONET )and Internet protocol (IP) technologies.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-30862.

     o Blue Nile, Inc. is an online retailer of diamonds and jewelry. The Company's primary website is located at www.bluenile.com. Blue Nile also operates the www.bluenile.co.uk and www.bluenile.ca Websites in the United Kingdom and Canada, respectively. The Company's Websites showcase thousands of independently certified diamonds and styles of jewelry, including rings, wedding bands, earrings, necklaces, pendants, bracelets and watches. Blue Nile specializes in the customization of diamond jewelry with its Build Your Own feature that offers customers the ability to customize diamond rings, pendants and earrings. Blue Nile's merchandise consists of diamonds and jewelry, with a particular focus on engagement diamonds and settings. The Company's diamond supplier relationships allow it to display suppliers' diamond inventories on the Blue Nile Websites for sale to consumers without holding the diamonds in its inventory until the products are ordered by customers.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-50763.

     o JPMorgan Chase & Co. (JPMorgan Chase) is a financial holding company. JPMorgan Chase's principal bank subsidiaries are JPMorgan Chase Bank, National Association, a national banking association with branches in 17 states, and Chase Bank USA, National Association, a national bank that is the Company's credit card issuing bank. On October 1, 2006, JPMorgan Chase completed the acquisition of The Bank of New York Company, Inc.'s consumer, business banking and middle-market banking businesses. On July 1, 2006, it completed the sale of its life insurance and annuity underwriting businesses. On April 21, 2006, JPMorgan Chase completed the acquisition of private-label credit card receivables and approximately 21 million accounts from Kohl's Corporation. On March 1, 2006, the Company acquired Collegiate Funding Services. In May 2007, the Company completed the acquisition of Xign Corporation, which will be known as JPMorgan Xign Corporation.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-05805.

     o Johnson Controls, Inc. (Johnson Controls) is engaged in the building efficiency business. It is a global supplier of heating, ventilation, and air-conditioning (HVAC) mechanical equipment and services. The Company operates in three primary businesses: building efficiency, automotive experience, and power solutions. The building efficiency business is engaged in designing, producing, marketing and installing HVAC equipment and building control systems that monitor, automate and integrate building operating equipment and conditions. Automotive experience provides seating, instrument panel, overhead, floor console and door systems to more than 35 million vehicles annually. The Company's power solutions business services both automotive original equipment manufacturers, and the general vehicle battery aftermarket. On December 9, 2005, the Company acquired York International Corporation. In June 2006, the Company acquired Berg Inc.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-05097.

     o The AES Corporation a global power company is a holding company that through its subsidiaries, operates a portfolio of electricity generation and distribution businesses in 27 countries on five continents. The Company operates two types of businesses. The first is its distribution business, which it refers to as Utilities, in which it operates electric utilities and sells power to customers in the retail (including residential), commercial, industrial and governmental sectors. The second is its Generation business, where it sells power to wholesale customers, such as utilities or other intermediaries. In addition to its traditional generation and distribution operations, it is also developing an alternative energy business. During the year ended December 31, 2006, it operated in seven segments, which include Latin America Generation, Latin America Utilities, North America Generation, North America Utilities, Europe & Africa Generation, Europe & Africa Utilities and Asia Generation.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-12291.

     o Apple Inc., formerly Apple Computer, Inc., designs, manufactures and markets personal computers and related software, services, peripherals and networking solutions. It also designs, develops and markets a line of portable digital music players along with accessories, including the online sale of third-party audio and video products. Apple Inc.'s products and services include the Macintosh line of desktop and notebook computers; the iPod line of portable digital music players; the Xserve server and Xserve redundant array of inexpensive disks
          (RAID) storage products, a portfolio of consumer and professional software applications; the Mac OS X operating system; the iTunes Store, a portfolio of peripherals that support and enhance the Macintosh and iPod product lines, and a variety of other service and support offerings. It sells its products worldwide through its online stores, its retail stores, its direct sales force, and third-party wholesalers, resellers and value-added resellers.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-10030.

     o Las Vegas Sands Corp. (LVSC) owns and operates The Venetian Resort Hotel Casino (The Venetian) and The Sands Expo and Convention Center (The Sands Expo Center) in Las Vegas, Nevada, and The Sands Macao Casino (The Sands Macao) in Macao, China. The Company is also in the process of developing additional integrated resorts and properties in Las Vegas and Macao, including The Palazzo Resort Hotel Casino (The Palazzo), which will be adjacent to and connected with The Venetian, The Venetian Macao Resort Hotel Casino (The Venetian Macao) and other casino resort properties on the Cotai Strip in Macao. During the year ended December 31, 2006, the Company was awarded licenses to develop Marina Bay Sands, an integrated resort in Singapore, and Sands Bethworks in Bethlehem, Pennsylvania. It is also exploring other integrated resort opportunities in Asia, Europe and the United States.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-32373.

     o Baidu.com, Inc. (Baidu) is a Chinese-language Internet search provider. The Company conducts its operations principally through Baidu Online, its wholly owned subsidiary in Beijing, the People's Republic of China. In addition, it conducts part of its operations through Baidu Netcom, a limited liability company in Beijing, the People's Republic of China, which holds the licenses and approvals necessary to operate Baidu's Websites and provide online advertising services. Baidu offers a Chinese-language search platform, which consists of its Websites and certain online application software, as well as Baidu Union, which is its network of third-party Websites and software applications. It primarily provides Chinese language Internet search services to enable users to find information online, including Web pages, news, images and multimedia files, through links provided on its Websites. In April 2006, the Company established Baidu Times, a wholly owned subsidiary in Beijing.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-51469.

     o Coach, Inc. (Coach) is a designer and marketer of handbags and accessories. The Company offers luxury lifestyle accessories to the customers and provides consumers with fresh and relevant products. Coach's handbags and accessories use a range of quality fabrics and materials. Coach's primary product offerings include handbags, women's and men's accessories, footwear, outerwear, business cases, sunwear, watches, travel bags, jewelry and fragrance. It operates in two business segments: Direct-to-Consumer and Indirect. Handbag sales accounted for approximately 64% of net sales during the fiscal year ended June 30, 2007 (fiscal 2007). Accessories sales accounted for 28% of net sales during fiscal 2007.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-16153.

     o CarMax, Inc. (CarMax) is a holding company and its operations are conducted through its subsidiaries. The Company is a retailer of used cars, based on the 337,021 used vehicles it retailed during the fiscal year ended February 28, 2007 (fiscal 2007). During fiscal 2007, CarMax operated 77 used car superstores in 36 metropolitan markets. In addition, the Company sold 208,959 wholesale vehicles in fiscal 2007, through its onsite auctions. CarMax purchases, reconditions and sells used vehicles. All of the used vehicles the Company retails are thoroughly reconditioned to meet mechanical, electrical, safety, and cosmetic standards, and each vehicle must pass an inspection before being offered for sale. Approximately 85% of the used vehicles CarMax retails are 1 to 6 years old with fewer than 60,000 miles. It also offers a selection of used vehicles at each superstore that are more than six years old or have more than 60,000 miles.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-31420.

     o Mylan Laboratories Inc. (Mylan) is engaged in developing, licensing, manufacturing, marketing and distributing generic, brand and branded generic pharmaceutical products. The Company obtains new generic products primarily through internal product development. In addition, it licenses or co-develops products through arrangements with other companies. New generic product approvals are obtained from the United States Food and Drug Administration (FDA) through the Abbreviated New Drug Application (ANDA) process, which requires the Company to demonstrate bioequivalence to a reference brand product. On January 8, 2007, the Company purchased 51.5% of Matrix Laboratories Limited (Matrix). Matrix is primarily engaged in the manufacture of active pharmaceutical ingredients (API) and solid oral dosage products. As of March 31, 2007, Mylan operated through two segments: Mylan Segment and the Matrix Segment.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-09114.

     o MEMC Electronic Materials, Inc. is engaged in the design, manufacture and sale of silicon wafers. The Company provides wafers in sizes ranging from 100 millimeters (four inch) to 300 millimeters (12 inch). It offers wafers in three general categories: prime polished, epitaxial and test/monitor. Depending on market conditions, the Company also sells intermediate products, such as polysilicon, silane gas, partial ingots and scrap wafers to semiconductor device and equipment makers, solar customers, flat panel and other industries. The Company's wafers vary in diameter, surface features, composition, purity levels, crystal properties and electrical properties. These wafers range from 100 millimeter to 300 millimeter in diameter. Its wafers are used as a starting material for the manufacture of various types of semiconductor devices, including microprocessor, memory, logic and power devices.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-13828.

     o Joy Global Inc. manufactures and services mining equipment for the extraction of coal and other minerals and ores. The Company's equipment is used in mining regions to mine coal, copper, iron ore, oil sands and other minerals worldwide The Company operates in two business segments: underground mining machinery (Joy Mining Machinery or Joy) and surface mining equipment (P&H Mining Equipment or P&H). Joy is a manufacturer of underground mining equipment for the extraction of coal and other bedded minerals, and offers service locations near mining regions worldwide. P&H is a producer of surface mining equipment for the extraction of ores and minerals, and provides operational support for many types of equipment used in surface mining. On July 31, 2006, Joy completed the acquisition of the Stamler mining equipment business from the Oldenburg Group, Inc.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-09299.

     o Core Laboratories N.V. (Core Lab) is a provider of reservoir description, production enhancement and reservoir management services to the oil and gas industry. These products and services are directed toward enabling the Company's clients to improve reservoir performance and increase oil and gas recovery from their producing fields. It has over 70 offices in more than 50 countries. Core Lab derives its revenues from services and product sales to clients in the oil and gas industry. Its reservoir optimization services and technologies are interrelated and are organized into three complementary segments:
          Reservoir Description, which encompasses the characterization of petroleum reservoir rock, fluid and gas samples; Production Enhancement, which includes products and services relating to reservoir well completions, perforations, stimulations and production, and Reservoir Management, which combines and integrates information from reservoir description and production enhancement services.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-14273.

     o Kimco Realty Corporation (Kimco) is an owner and operator of neighborhood and community shopping centers. As of January 31, 2007, the Company had interests in 1,348 properties, totaling approximately
          175.4 million square feet of gross leasable area (GLA) located in 45 states in the United States, Canada, Mexico and Puerto Rico. The Company's ownership interests in real estate consist of its consolidated portfolio, and in portfolios where the Company owns an economic interest, such as properties in the Company's investment management program, in which the Company partners with institutional investors and also retains management. At December 31, 2006, Kimco's five largest tenants were The Home Depot, TJX Companies, Sears Holdings, Kohl's and Wal-Mart. During the year ended December 31, 2006, Kimco acquired, in separate transactions, 40 operating properties, comprising an aggregate 4.8 million square feet of GLA, and it disposed of, in separate transactions, 28 operating properties.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-10899.

     o Cutera, Inc. (Cutera) is a global medical device company specializing in the design, development, manufacture, marketing and servicing of laser and other light-based aesthetics systems for practitioners worldwide. The Company offers products based on three platforms:
          CoolGlide, Xeo and Solera, which enable dermatologists, plastic surgeons, gynecologists, primary care physicians and other qualified practitioners to perform safe, effective and non-invasive aesthetic procedures for their customers. CoolGlide offers hair removal, treatment of a range of vascular lesions, including leg and facial veins, and laser genesis, a non-ablative procedure to promote healthy looking skin, reduce pore size and improve skin texture. The Xeo platform of products combines pulsed light and laser applications in a single platform. Solera is a compact tabletop system designed to support a single technology platform.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-50644.

     o Helix Energy Solutions Group, Inc. (Helix Energy Solutions or Helix), is an energy services company that provides development solutions and related services to the energy market and specializes in the exploitation of marginal fields, including exploration of unproven fields where it employs its services on its own oil and gas properties, as well as providing services to the open market. In 2006, the Company and Remington Oil and Gas Corporation announced an agreement under which the Company to acquire Remington. Remington is an exploration, development and production company with operations in the Gulf of Mexico.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-32936.

     o American International Group, Inc. (AIG) is a holding company which, through its subsidiaries, is engaged in a range of insurance and insurance-related activities in the United States and abroad. AIG's primary activities include both General Insurance and Life Insurance & Retirement Services operations. Other significant activities include Financial Services and Asset Management. AIG's reportable segments by product or service line are General Insurance, Life Insurance & Retirement Services, Financial Services and Asset Management. AIG provides its products and services in more than 130 countries and jurisdictions. In 2006, AIG acquired Travel Guard International, a provider of travel insurance programs and emergency travel assistance. On August 2, 2006, AIG acquired Central Insurance Co., Ltd., a general insurance company in Taiwan. In 2007, AIG offered to acquire the outstanding shares of 21st Century Insurance Group (21st Century) 61.9% owned by AIG and its subsidiaries.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-08787.

     o American Express Company (American Express) is a global payments, network and travel company. The Company has four operating segments:
          Global Network & Merchant Services, U.S. Card Services, International Card & Global Commercial Services and Corporate & Other. The products and services of the Company include global card network services; charge card and credit cards for consumers and businesses; consumer and small business lending products; American Express travelers cheques and gift cards; merchant acquiring and transaction processing; business expense management products and services; consumer travel services, and business travel and travel management services, among others. On December 31, 2006, the Company acquired Harbor Payments, Inc. (Harbor), an Atlanta-based technology company.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-07657.

     o General Electric Company (GE) is a diversified industrial corporation. It is engaged in developing, manufacturing and marketing a variety of products for the generation, transmission, distribution, control and utilization of electricity. During the year ended December 31, 2006, GE completed the sales of its Advanced Materials business by Industrial and GE Life, its United Kingdm-based life insurance business. During 2006, GE acquired IDX Systems Corporation, ZENON Environmental Inc. and Biacore International AB. In November 2006, GE Fanuc Embedded Systems acquired Radstone Technology PLC. In December 2006, Energy Metals Corporation's subsidiary, Golden Predator Mines Inc., acquired Springer Mining Company from GE. On March 15, 2007, GeoEye Inc. acquired M.J. Harden Associates, Inc., from GE. In May 2007, Smiths Group PLC sold its aerospace businesses to GE. In May 2007, STV Partners Corporation, the Japanese unit of GE, acquired a 97.15% interest in SANYO ELECTRIC CREDIT CO., LTD.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-00035.

     o The Home Depot, Inc. is home improvement retailer. As of January 28, 2007, it operated 2,147 stores, most of which are The Home Depot stores. It operates in two segments, Retail and HD Supply. The Home Depot stores sell an assortment of building materials, home improvement and lawn and garden products and provide a number of services. In addition to its retail stores, its business includes HD Supply, which distributes products and sells installation services primarily to business-to-business customers, including home builders, professional contractors, municipalities and maintenance professionals. During the fiscal year ended January 28, 2007, it acquired The Home Way, a Chinese home improvement retailer. During fiscal 2006, its acquisitions under its HD Supply segment included Burrus Contractors Supply, Heartland Waterworks Supply and Cox Lumber Company. In addition, during fiscal 2006, it acquired Home Decorators Collection and Jubilee Home Solutions under its Retail segment.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-08207.

     o Exxon Mobil Corporation (ExxonMobil) is an international oil and gas company. ExxonMobil operates facilities or market products in many countries, and explores for oil and natural gas on six continents. ExxonMobil is involved in the exploration and production of crude oil and natural gas; the manufacture of petroleum products, and the transportation and sale of crude oil, natural gas and petroleum products. ExxonMobil is a manufacturer and marketer of commodity and specialty petrochemicals, and also has interests in electric power generation facilities. In addition, the Company conducts research programs in support of these businesses.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-02256.

     o Rackable Systems, Inc. (Rackable Systems) is a provider of high-density compute servers based on an open architecture approach, targeting scale out data center deployments. Rackable Systems also designs, markets and sell a range of high-capacity storage systems, which leverage many of its core server technologies. The Company's products are designed to provide benefits in the areas of density, thermal management, remote management, ease of serviceability and flexible power distribution. It also offers flexibility and control in component selection to match the specific environmental and application requirements of its customers. The Company bases its products on open standard components, such as processors from Advanced Micro Devices and Intel, operating systems, such as Linux and Windows. Rackable Systems markets its systems primarily through its direct sales force predominantly to enterprises within the United States. On September 11, 2006, it acquired Terrascale Technologies, Inc.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-51333.

     o KeyCorp is a bank-based financial holding company. Its subsidiaries provide a range of retail and commercial banking, commercial leasing, investment management, consumer finance and investment banking products and services to individual, corporate and institutional clients through two business groups: Community Banking and National Banking. As of December 31, 2006, these services were provided through subsidiaries operating 950 full-service retail banking branches (KeyCenters), a telephone banking call center services group and 2,050 automated teller machines (ATMs), in sixteen states in the United States. In March 2007, Nationstar Mortgage LLC acquired Parsippany, New Jersey-based, Champion Mortgage origination platform from the Company.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-11302.

     o JetBlue Airways Corporation (JetBlue), incorporated in August 1998, is a low-cost passenger airline that provides customer service at low fares primarily on point-to-point routes. As of February 14, 2007, JetBlue operated approximately 502 daily flights. The Company serves 50 destinations in 21 states, Puerto Rico, Mexico and the Caribbean. The Company operates a fleet of 98 Airbus A320 and 23 EMBRAER 190 aircrafts. The Company's operations primarily consists of transporting passengers on its aircraft, with domestic United States operations, including Puerto Rico, accounting for approximately 97.1% of its capacity during the year ended December 31, 2006.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-49728.

     o Schlumberger Limited (Schlumberger) is an oilfield service company supplying a range of technology services and solutions to the international petroleum industry. It consists of two business segments: Schlumberger Oilfield Services and WesternGeco. Schlumberger Oilfield Services is an oilfield services company supplying a range of technology services and solutions to the international oil and gas industry. WesternGeco is an advanced surface seismic company. Schlumberger's products and services include the evaluation and development of oil reservoirs (controlled digging, pumping and testing services), well construction and production consulting, and sale of software programs. The Company also offers storage tank and seismic monitoring services. In May 2007, the Company acquired Insensys Oil & Gas Ltd. On April 28, 2006, Schlumberger acquired the remaining 30% interest in WesternGeco from Baker Hughes Incorporated, thereby making it a wholly owned subsidiary of the Company.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-04601.

     o Southwestern Energy Company is an integrated energy company primarily focused on natural gas. Through its wholly owned subsidiaries, the Company is engaged in natural gas and oil exploration and production business. It operates principally in three segments: exploration and production, natural gas distribution and marketing. The Company's exploration and production activities are concentrated in the Arkoma Basin, East Texas, the Permian Basin and the onshore Gulf Coast. It's wholly owned subsidiary, Arkansas Western Gas Company, referred to as Arkansas Western, operates integrated natural gas distribution systems in northern Arkansas. The Company provides marketing services in each of its core areas of operation through its gas-marketing subsidiary, Southwestern Energy Services Company.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-08246.

     o Corning Incorporated (Corning) is a global, technology-based corporation that operates in four business segments: Display Technologies, Telecommunications, Environmental Technologies and Life Sciences. Display technologies segment manufactures liquid crystal display (LCD) glass for flat panel displays. Telecommunications segment manufactures optical fiber and cable, and hardware and equipment components for the worldwide telecommunications industry. Environmental Technologies segment manufactures ceramic substrates and filters for automobile and diesel applications. Life Sciences segment manufactures glass and plastic consumables for scientific applications. On December 31, 2006, the Company, through its wholly owned subsidiary, Dow Corning Enterprises, Inc. (DCEI), sold its 60% ownership interest in DC Dongjue Silicone Group Co., Ltd.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-03247.

Historical Information

The graphs below set forth the historical performances of the Reference Stocks. In addition, below each graph is a table setting forth the intra-day high, intra-day low and period-end closing prices of each Reference Stock. The information provided in this table is for the four calendar quarters in each of 2004, 2005 and 2006 as well as for the first and second quarter of 2007 and the period from July 1, 2007 through September 5, 2007. (If no price is provided in the table for a particular period, that indicates that such Reference Stock was not traded at such time.)

     We obtained the information regarding the historical performance of the Reference Stock in the charts below from Bloomberg Financial Markets and FactSet Research Systems Inc.

     We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets and FactSet Research Systems Inc. The historical performance of the Reference Stocks should not be taken as an indication of future performance, and no assurance can be given as to the market prices of each Reference Stock on the Valuation Date. We cannot give you assurance that the performance of each Reference Stock will result in any return in addition to your initial investment.

                                  Goldcorp Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day             Period-End
                                                Price of the           Price of the           Closing Price of
   Period-Start           Period-End          Reference Stock         Reference Stock          the Reference
       Date                  Date                  in ($)                 in ($)                Stock in ($)
       ----                  ----                  ------                 ------                ------------
     1/1/2004              3/31/2004               16.59                   12.89                   14.81
     4/1/2004              6/30/2004               15.05                   10.11                   11.67
     7/1/2004              9/30/2004               13.94                   10.93                   13.86
    10/1/2004             12/31/2004               15.79                   13.02                   15.04

     1/1/2005              3/31/2005               15.51                   12.85                   14.21
     4/1/2005              6/30/2005               16.1                    12.04                   15.78
     7/1/2005              9/30/2005               21.06                   15.01                   20.04
    10/1/2005             12/30/2005               22.78                   17.49                   22.28

     1/1/2006              3/31/2006               30.44                   22.28                   29.25
     4/1/2006              6/30/2006               41.66                   24.07                   30.22
     7/1/2006              9/29/2006               31.59                   21.63                   23.6
    10/1/2006             12/29/2006               31.47                   20.35                   28.44

     1/1/2007              3/31/2007               29.49                   23.01                   24.02
     4/1/2007              6/30/2007               26.93                   22.36                   23.69
     7/1/2007               9/5/2007               27.96                   21                      23.98


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                               Diana Shipping Inc.
                                    (05 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day             Period-End
                                                Price of the           Price of the           Closing Price of
   Period-Start           Period-End          Reference Stock         Reference Stock          the Reference
       Date                  Date                  in ($)                 in ($)                Stock in ($)
       ----                  ----                  ------                 ------                ------------
     1/1/2004              3/31/2004                N/A                    N/A                      N/A
     4/1/2004              6/30/2004                N/A                    N/A                      N/A
     7/1/2004              9/30/2004                N/A                    N/A                      N/A
    10/1/2004             12/31/2004                N/A                    N/A                      N/A

     1/1/2005              3/31/2005               18.2                    15.5                    16.54
     4/1/2005              6/30/2005               17.2                    13                      14.64
     7/1/2005              9/30/2005               16.9                    12.32                   16.5
    10/1/2005             12/30/2005               16.99                   11.4                    12.86

     1/1/2006              3/31/2006               13.59                   11.09                   12.11
     4/1/2006              6/30/2006               12.59                    9.5                    10.75
     7/1/2006              9/29/2006               14.15                   10                      13.33
    10/1/2006             12/29/2006               15.95                   13.09                   15.81

     1/1/2007              3/31/2007               20.79                   15.71                   17.61
     4/1/2007              6/30/2007               23.15                   17.51                   22.4
     7/1/2007               9/5/2007               29.68                   19.50                   27.98


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                 INVESTools Inc.
                                    (02 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day             Period-End
                                                Price of the           Price of the           Closing Price of
   Period-Start           Period-End          Reference Stock         Reference Stock          the Reference
       Date                  Date                  in ($)                 in ($)                Stock in ($)
       ----                  ----                  ------                 ------                ------------
     1/1/2004              3/31/2004                2.9                     1.51                    2.07
     4/1/2004              6/30/2004                2.5                     1.71                    2.17
     7/1/2004              9/30/2004                2.27                    1.58                    2.24
    10/1/2004             12/31/2004                3.5                     2.1                     3.4

     1/1/2005              3/31/2005                5.36                    3.35                    5.16
     4/1/2005              6/30/2005                5.74                    3.3                     3.48
     7/1/2005              9/30/2005                4.65                    3.25                    4.25
    10/1/2005             12/30/2005                5.5                     4.05                    5.4

     1/1/2006              3/31/2006                8.8                     5.3                     8.2
     4/1/2006              6/30/2006                9.88                    7.47                    7.94
     7/1/2006              9/29/2006               10.71                    6.99                   10.63
    10/1/2006             12/29/2006               14.21                   10.561                  13.79

     1/1/2007              3/31/2007               17.49                   12.71                   13.9
     4/1/2007              6/30/2007               16.05                    9.74                    9.96
     7/1/2007               9/5/2007               14.41                    9.29                   12.68


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              General Motors Corp.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day             Period-End
                                                Price of the           Price of the           Closing Price of
   Period-Start           Period-End          Reference Stock         Reference Stock          the Reference
       Date                  Date                  in ($)                 in ($)                Stock in ($)
       ----                  ----                  ------                 ------                ------------
     1/1/2004              3/31/2004               55.55                   44.72                   47.1
     4/1/2004              6/30/2004               50.04                   42.88                   46.59
     7/1/2004              9/30/2004               46.93                   40.53                   42.48
    10/1/2004             12/31/2004               43.29                   36.9                    40.06

     1/1/2005              3/31/2005               40.8                    27.98                   29.39
     4/1/2005              6/30/2005               36.65                   24.67                   34
     7/1/2005              9/30/2005               37.7                    30.21                   30.61
    10/1/2005             12/30/2005               31.5                    18.33                   19.42

     1/1/2006              3/31/2006               24.6                    18.47                   21.27
     4/1/2006              6/30/2006               30.56                   19                      29.79
     7/1/2006              9/29/2006               33.64                   27.12                   33.26
    10/1/2006             12/29/2006               36.56                   28.49                   30.72

     1/1/2007              3/31/2007               37.24                   28.81                   30.64
     4/1/2007              6/30/2007               38.66                   28.86                   37.8
     7/1/2007               9/5/2007               38.27                   29.13                   31.07


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                 Citigroup Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day             Period-End
                                                Price of the           Price of the           Closing Price of
   Period-Start           Period-End          Reference Stock         Reference Stock          the Reference
       Date                  Date                  in ($)                 in ($)                Stock in ($)
       ----                  ----                  ------                 ------                ------------
     1/1/2004              3/31/2004               52.05                   47.99                   51.7
     4/1/2004              6/30/2004               52.88                   44.83                   46.5
     7/1/2004              9/30/2004               47.47                   42.99                   44.12
    10/1/2004             12/31/2004               49.06                   42.1                    48.18

     1/1/2005              3/31/2005               49.99                   44.05                   44.94
     4/1/2005              6/30/2005               48.14                   43.8                    46.23
     7/1/2005              9/30/2005               46.81                   42.91                   45.52
    10/1/2005             12/30/2005               49.76                   44                      48.53

     1/1/2006              3/31/2006               49.58                   44.81                   47.23
     4/1/2006              6/30/2006               50.72                   47.15                   48.25
     7/1/2006              9/29/2006               50.35                   46.22                   49.67
    10/1/2006             12/29/2006               57                      48.83                   55.7

     1/1/2007              3/31/2007               56.28                   48.05                   51.34
     4/1/2007              6/30/2007               55.55                   50.41                   51.29
     7/1/2007               9/5/2007               52.97                   44.66                   46


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                          IntercontinentalExchange Inc.
                                    (06 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day             Period-End
                                                Price of the           Price of the           Closing Price of
   Period-Start           Period-End          Reference Stock         Reference Stock          the Reference
       Date                  Date                  in ($)                 in ($)                Stock in ($)
       ----                  ----                  ------                 ------                ------------
     1/1/2004              3/31/2004                 N/A                     N/A                     N/A
     4/1/2004              6/30/2004                 N/A                     N/A                     N/A
     7/1/2004              9/30/2004                 N/A                     N/A                     N/A
    10/1/2004             12/31/2004                 N/A                     N/A                     N/A

     1/1/2005              3/31/2005                 N/A                     N/A                     N/A
     4/1/2005              6/30/2005                 N/A                     N/A                     N/A
     7/1/2005              9/30/2005                 N/A                     N/A                     N/A
    10/1/2005             12/30/2005                44.21                   26                      36.35

     1/1/2006              3/31/2006                73.59                   36                      69.05
     4/1/2006              6/30/2006                82.4                    45.27                   57.94
     7/1/2006              9/29/2006                77.919                  51.77                   75.07
    10/1/2006             12/29/2006               113.85                   72.15                  107.9

     1/1/2007              3/31/2007               167                     108.15                  122.21
     4/1/2007              6/30/2007               162.47                  120.56                  147.85
     7/1/2007               9/5/2007               174.15                  117.25                  140.89


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                               Nymex Holdings Inc.
                                    (06 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day             Period-End
                                                Price of the           Price of the           Closing Price of
   Period-Start           Period-End          Reference Stock         Reference Stock          the Reference
       Date                  Date                  in ($)                 in ($)                Stock in ($)
       ----                  ----                  ------                 ------                ------------
     1/1/2004              3/31/2004                 N/A                     N/A                     N/A
     4/1/2004              6/30/2004                 N/A                     N/A                     N/A
     7/1/2004              9/30/2004                 N/A                     N/A                     N/A
    10/1/2004             12/31/2004                 N/A                     N/A                     N/A

     1/1/2005              3/31/2005                 N/A                     N/A                     N/A
     4/1/2005              6/30/2005                 N/A                     N/A                     N/A
     7/1/2005              9/30/2005                 N/A                     N/A                     N/A
    10/1/2005             12/30/2005                 N/A                     N/A                     N/A

     1/1/2006              3/31/2006                 N/A                     N/A                     N/A
     4/1/2006              6/30/2006                 N/A                     N/A                     N/A
     7/1/2006              9/29/2006                 N/A                     N/A                     N/A
    10/1/2006             12/29/2006               152                      59                     124.01

     1/1/2007              3/31/2007               141.99                  116                     135.76
     4/1/2007              6/30/2007               148                     118.15                  125.63
     7/1/2007               9/5/2007               142.64                  105                     125.76


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                  NYSE Euronext
                                    (06 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day             Period-End
                                                Price of the           Price of the           Closing Price of
   Period-Start           Period-End          Reference Stock         Reference Stock          the Reference
       Date                  Date                  in ($)                 in ($)                Stock in ($)
       ----                  ----                  ------                 ------                ------------
     1/1/2004              3/31/2004                 N/A                    N/A                     N/A
     4/1/2004              6/30/2004                 N/A                    N/A                     N/A
     7/1/2004              9/30/2004                 N/A                    N/A                     N/A
    10/1/2004             12/31/2004                 N/A                    N/A                     N/A

     1/1/2005              3/31/2005                 N/A                    N/A                     N/A
     4/1/2005              6/30/2005                 N/A                    N/A                     N/A
     7/1/2005              9/30/2005                 N/A                    N/A                     N/A
    10/1/2005             12/30/2005                 N/A                    N/A                     N/A

     1/1/2006              3/31/2006                90.35                  66.98                   79.25
     4/1/2006              6/30/2006                80.45                  48.62                   68.48
     7/1/2006              9/29/2006                74.83                  56.05                   74.75
    10/1/2006             12/29/2006               112                     71.4                    97.2

     1/1/2007              3/31/2007               109.5                   80.51                   93.75
     4/1/2007              6/30/2007               101                     72.335                  73.62
     7/1/2007               9/5/2007                84.5                   64.26                   72.7


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                  DryShips Inc.
                                    (05 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day             Period-End
                                                Price of the           Price of the           Closing Price of
   Period-Start           Period-End          Reference Stock         Reference Stock          the Reference
       Date                  Date                  in ($)                 in ($)                Stock in ($)
       ----                  ----                  ------                 ------                ------------
     1/1/2004              3/31/2004                N/A                     N/A                     N/A
     4/1/2004              6/30/2004                N/A                     N/A                     N/A
     7/1/2004              9/30/2004                N/A                     N/A                     N/A
    10/1/2004             12/31/2004                N/A                     N/A                     N/A

     1/1/2005              3/31/2005               23.9                    17.9                    19.49
     4/1/2005              6/30/2005               19.6                    15.4                    16.51
     7/1/2005              9/30/2005               17.48                   13.8                    17.23
    10/1/2005             12/30/2005               17.3                    11.81                   12.2199

     1/1/2006              3/31/2006               13.84                    9.9                    10.58
     4/1/2006              6/30/2006               11.25                    8.5                    10.79
     7/1/2006              9/29/2006               14.89                   10.28                   13.4
    10/1/2006             12/29/2006               18.06                   12.63                   18.01

     1/1/2007              3/31/2007               23.67                   16.85                   22.53
     4/1/2007              6/30/2007               44.75                   22.66                   43.38
     7/1/2007               9/5/2007               73.79                   43.51                   73.14


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              Juniper Networks Inc.
                                    (00 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day             Period-End
                                                Price of the           Price of the           Closing Price of
   Period-Start           Period-End          Reference Stock         Reference Stock          the Reference
       Date                  Date                  in ($)                 in ($)                Stock in ($)
       ----                  ----                  ------                 ------                ------------
     1/1/2004              3/31/2004               31.25                   18.75                   26.02
     4/1/2004              6/30/2004               27.87                   19.65                   24.57
     7/1/2004              9/30/2004               25.99                   20.01                   23.6
    10/1/2004             12/31/2004               30.25                   23.08                   27.19

     1/1/2005              3/31/2005               27.48                   20.6                    22.06
     4/1/2005              6/30/2005               27.65                   19.65                   25.18
     7/1/2005              9/30/2005               27.21                   22                      23.8
    10/1/2005             12/30/2005               24.68                   21                      22.3

     1/1/2006              3/31/2006               22.63                   16.98                   19.12
     4/1/2006              6/30/2006               20.3701                 14.33                   15.99
     7/1/2006              9/29/2006               17.52                   12.09                   17.28
    10/1/2006             12/29/2006               21.78                   16.5                    18.94

     1/1/2007              3/31/2007               20.92                   17.21                   19.68
     4/1/2007              6/30/2007               26                      19.63                   25.17
     7/1/2007               9/5/2007               34.74                   25.25                   34.6


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                 Arch Coal Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day             Period-End
                                                Price of the           Price of the           Closing Price of
   Period-Start           Period-End          Reference Stock         Reference Stock          the Reference
       Date                  Date                  in ($)                 in ($)                Stock in ($)
       ----                  ----                  ------                 ------                ------------
     1/1/2004              3/31/2004               16.445                  13.1                    15.695
     4/1/2004              6/30/2004               18.495                  13.865                  18.295
     7/1/2004              9/30/2004               18.465                  15.05                   17.745
    10/1/2004             12/31/2004               19.5                    15.93                   17.77

     1/1/2005              3/31/2005               23.765                  16.595                  21.505
     4/1/2005              6/30/2005               27.88                   20.15                   27.235
     7/1/2005              9/30/2005               34.965                  25.14                   33.75
    10/1/2005             12/30/2005               41.1                    30.495                  39.75

     1/1/2006              3/31/2006               44.15                   34.295                  37.97
     4/1/2006              6/30/2006               56.445                  37.1001                 42.37
     7/1/2006              9/29/2006               44.13                   25.88                   28.91
    10/1/2006             12/29/2006               37.03                   25.85                   30.03

     1/1/2007              3/31/2007               33.79                   27.18                   30.69
     4/1/2007              6/30/2007               42.59                   30.33                   34.8
     7/1/2007               9/5/2007               37                      27.76                   30.27


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                           Advanced Micro Devices Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day             Period-End
                                                Price of the           Price of the           Closing Price of
   Period-Start           Period-End          Reference Stock         Reference Stock          the Reference
       Date                  Date                  in ($)                 in ($)                Stock in ($)
       ----                  ----                  ------                 ------                ------------
     1/1/2004              3/31/2004               17.5                    13.6                    16.23
     4/1/2004              6/30/2004               17.6                    13.65                   15.9
     7/1/2004              9/30/2004               15.9                    10.76                   13
    10/1/2004             12/31/2004               24.95                   13.09                   22.02

     1/1/2005              3/31/2005               22.3                    14.63                   16.12
     4/1/2005              6/30/2005               18.34                   14.08                   17.34
     7/1/2005              9/30/2005               25.75                   17.22                   25.2
    10/1/2005             12/30/2005               31.84                   20.22                   30.6

     1/1/2006              3/31/2006               42.7                    30.88                   33.16
     4/1/2006              6/30/2006               35.75                   23.46                   24.42
     7/1/2006              9/29/2006               27.9                    16.9                    24.85
    10/1/2006             12/29/2006               25.69                   19.9                    20.35

     1/1/2007              3/31/2007               20.63                   12.96                   13.06
     4/1/2007              6/30/2007               15.95                   12.6                    14.3
     7/1/2007               9/5/2007               16.19                   11.27                   12.9


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              Titanium Metals Corp.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day             Period-End
                                                Price of the           Price of the           Closing Price of
   Period-Start           Period-End          Reference Stock         Reference Stock          the Reference
       Date                  Date                  in ($)                 in ($)                Stock in ($)
       ----                  ----                  ------                 ------                ------------
     1/1/2004              3/31/2004                2.587                   1.06                    2.4925
     4/1/2004              6/30/2004                2.6975                  1.7938                  2.3138
     7/1/2004              9/30/2004                3.1125                  2.3                     2.9325
    10/1/2004             12/31/2004                3.325                   2.3138                  3.0175

     1/1/2005              3/31/2005                5.0625                  2.9125                  4.5
     4/1/2005              6/30/2005                7.1875                  3.8775                  7.0988
     7/1/2005              9/30/2005               10.6                     6.1575                  9.89
    10/1/2005             12/30/2005               19.86                    8.5625                 15.815

     1/1/2006              3/31/2006               25.92                   15.9575                 24.275
     4/1/2006              6/30/2006               47.625                  24.5                    34.38
     7/1/2006              9/29/2006               34.88                   22.77                   25.28
    10/1/2006             12/29/2006               33.92                   23.2                    29.51

     1/1/2007              3/31/2007               38.85                   27.74                   35.88
     4/1/2007              6/30/2007               39.8                    30.3                    31.9
     7/1/2007               9/5/2007               35.32                   25.75                   30.97


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                             Southwestern Energy Co.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day             Period-End
                                                Price of the           Price of the           Closing Price of
   Period-Start           Period-End          Reference Stock         Reference Stock          the Reference
       Date                  Date                  in ($)                 in ($)                Stock in ($)
       ----                  ----                  ------                 ------                ------------
     1/1/2004              3/31/2004                6.21                    4.83                    6.03
     4/1/2004              6/30/2004                7.23                    5.9025                  7.1675
     7/1/2004              9/30/2004               10.7125                  7.265                  10.4975
    10/1/2004             12/31/2004               13.8625                 10.1025                 12.6725

     1/1/2005              3/31/2005               15.77                   11.0225                 14.19
     4/1/2005              6/30/2005               23.865                  13.4375                 23.49
     7/1/2005              9/30/2005               37.44                   24                      36.7
    10/1/2005             12/30/2005               41.8                    31.155                  35.94

     1/1/2006              3/31/2006               44.28                   28.87                   32.19
     4/1/2006              6/30/2006               41.17                   23.66                   31.16
     7/1/2006              9/29/2006               39                      27.75                   29.87
    10/1/2006             12/29/2006               42.96                   27.23                   35.05

     1/1/2007              3/31/2007               41.64                   31.14                   40.98
     4/1/2007              6/30/2007               50.52                   40.75                   44.5
     7/1/2007               9/5/2007               46.45                   35.67                   39.85


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                NutriSystem Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day             Period-End
                                                Price of the           Price of the           Closing Price of
   Period-Start           Period-End          Reference Stock         Reference Stock          the Reference
       Date                  Date                  in ($)                 in ($)                Stock in ($)
       ----                  ----                  ------                 ------                ------------
     1/1/2004              3/31/2004                4.01                    1.69                   3.93
     4/1/2004              6/30/2004                4                       1.65                   1.72
     7/1/2004              9/30/2004                1.98                    1.09                   1.42
    10/1/2004             12/31/2004                3.14                    1.42                   2.85

     1/1/2005              3/31/2005                6.71                    2.81                   6.3
     4/1/2005              6/30/2005               15                       6                     14.76
     7/1/2005              9/30/2005               25.25                   14.52                  25.02
    10/1/2005             12/30/2005               44.15                   25.3                   36.02

     1/1/2006              3/31/2006               50                      33.9                   47.52
     4/1/2006              6/30/2006               76.33                   44.14                  62.13
     7/1/2006              9/29/2006               68.11                   45.45                  62.29
    10/1/2006             12/29/2006               76.2                    58.45                  63.39

     1/1/2007              3/31/2007               68.25                   40.82                  52.41
     4/1/2007              6/30/2007               70                      52.07                  69.8499
     7/1/2007               9/5/2007               74.09                   46.50                  54.33


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              Elan Corp. PLC (ADS)
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day             Period-End
                                                Price of the           Price of the           Closing Price of
   Period-Start           Period-End          Reference Stock         Reference Stock          the Reference
       Date                  Date                  in ($)                 in ($)                Stock in ($)
       ----                  ----                  ------                 ------                ------------
     1/1/2004              3/31/2004               21.02                    6.88                   20.62
     4/1/2004              6/30/2004               25.6                    19.1                    24.74
     7/1/2004              9/30/2004               25.9                    16.45                   23.4
    10/1/2004             12/31/2004               30.45                   20.52                   27.25

     1/1/2005              3/31/2005               29.93                    3                       3.24
     4/1/2005              6/30/2005                8.42                    3.3                     6.82
     7/1/2005              9/30/2005                9.49                    6.72                    8.86
    10/1/2005             12/30/2005               14.51                    7.62                   13.93

     1/1/2006              3/31/2006               16.83                   11.88                   14.44
     4/1/2006              6/30/2006               19.42                   14.06                   16.7
     7/1/2006              9/29/2006               16.85                   13.14                   15.6
    10/1/2006             12/29/2006               16.15                   13.8                    14.75

     1/1/2007              3/31/2007               15.1                    11.7                    13.29
     4/1/2007              6/30/2007               22.4                    13.31                   21.93
     7/1/2007               9/5/2007               23.11                   16.37                   19.94


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                    eBay Inc.
                                    (99 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day             Period-End
                                                Price of the           Price of the           Closing Price of
   Period-Start           Period-End          Reference Stock         Reference Stock          the Reference
       Date                  Date                  in ($)                 in ($)                Stock in ($)
       ----                  ----                  ------                 ------                ------------
     1/1/2004              3/31/2004               36.02                   31.295                  34.64
     4/1/2004              6/30/2004               47.065                  34.53                   45.975
     7/1/2004              9/30/2004               47.945                  35.725                  45.97
    10/1/2004             12/31/2004               59.21                   45.22                   58.17

     1/1/2005              3/31/2005               58.885                  35                      37.26
     4/1/2005              6/30/2005               40.94                   30.78                   33.01
     7/1/2005              9/30/2005               44.98                   32.75                   41.2
    10/1/2005             12/30/2005               47.6                    37.22                   43.22

     1/1/2006              3/31/2006               47.86                   36.93                   39
     4/1/2006              6/30/2006               40.82                   28.2                    29.29
     7/1/2006              9/29/2006               29.48                   22.83                   28.36
    10/1/2006             12/29/2006               33.99                   27                      30.07

     1/1/2007              3/31/2007               34.35                   28.6                    33.15
     4/1/2007              6/30/2007               35.41                   30.41                   32.18
     7/1/2007               9/5/2007               37.44                   31.87                   35.23


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              Ceragon Networks Ltd.
                                    (01 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day             Period-End
                                                Price of the           Price of the           Closing Price of
   Period-Start           Period-End          Reference Stock         Reference Stock          the Reference
       Date                  Date                  in ($)                 in ($)                Stock in ($)
       ----                  ----                  ------                 ------                ------------
     1/1/2004              3/31/2004                8.74                    5.56                    6.31
     4/1/2004              6/30/2004                7.518                   4.66                    5.41
     7/1/2004              9/30/2004                5.99                    3.7                     4.96
    10/1/2004             12/31/2004                6.9                     4.69                    6.73

     1/1/2005              3/31/2005                6.77                    4.76                    5
     4/1/2005              6/30/2005                5.46                    4.1                     4.62
     7/1/2005              9/30/2005                5.12                    4.3                     4.81
    10/1/2005             12/30/2005                4.8                     3.4                     3.89

     1/1/2006              3/31/2006                5.19                    3.87                    4.81
     4/1/2006              6/30/2006                5.59                    4.1                     4.28
     7/1/2006              9/29/2006                4.72                    3.96                    4.21
    10/1/2006             12/29/2006                5.74                    4.18                    5.47

     1/1/2007              3/31/2007                6.33                    5.11                    5.68
     4/1/2007              6/30/2007               11.8552                  5.55                   11.4201
     7/1/2007               9/5/2007               18.60                   11.53                   17.37


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                 Blue Nile Inc.
                                    (04 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day             Period-End
                                                Price of the           Price of the           Closing Price of
   Period-Start           Period-End          Reference Stock         Reference Stock          the Reference
       Date                  Date                  in ($)                 in ($)                Stock in ($)
       ----                  ----                  ------                 ------                ------------
     1/1/2004              3/31/2004                N/A                    N/A                      N/A
     4/1/2004              6/30/2004               41.7                   20.5                     37.61
     7/1/2004              9/30/2004               39.27                  21.65                    33.68
    10/1/2004             12/31/2004               35.7                   23.36                    27.62

     1/1/2005              3/31/2005               31.71                  24.15                    27.65
     4/1/2005              6/30/2005               33.29                  24.65                    32.69
     7/1/2005              9/30/2005               35.9                   30.12                    31.64
    10/1/2005             12/30/2005               44.35                  31.65                    40.31

     1/1/2006              3/31/2006               41.62                  29.21                    35.19
     4/1/2006              6/30/2006               37.65                  28.06                    32.16
     7/1/2006              9/29/2006               37.86                  24.1                     36.35
    10/1/2006             12/29/2006               39.99                  33.05                    36.89

     1/1/2007              3/31/2007               42.45                  36.54                    40.66
     4/1/2007              6/30/2007               62.3                   40.53                    60.4
     7/1/2007               9/5/2007               98.50                  60.6858                  78.32


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              JPMorgan Chase & Co.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day             Period-End
                                                Price of the           Price of the           Closing Price of
   Period-Start           Period-End          Reference Stock         Reference Stock          the Reference
       Date                  Date                  in ($)                 in ($)                Stock in ($)
       ----                  ----                  ------                 ------                ------------
     1/1/2004              3/31/2004               43.84                   36.3                    41.95
     4/1/2004              6/30/2004               42.57                   34.62                   38.77
     7/1/2004              9/30/2004               40.25                   35.496                  39.73
    10/1/2004             12/31/2004               40.45                   36.321                  39.01

     1/1/2005              3/31/2005               39.69                   34.32                   34.6
     4/1/2005              6/30/2005               36.5                    33.35                   35.32
     7/1/2005              9/30/2005               35.95                   33.31                   33.93
    10/1/2005             12/30/2005               40.56                   32.92                   39.69

     1/1/2006              3/31/2006               42.43                   37.88                   41.64
     4/1/2006              6/30/2006               46.8                    39.33                   42
     7/1/2006              9/29/2006               47.49                   40.4                    46.96
    10/1/2006             12/29/2006               49                      45.51                   48.3

     1/1/2007              3/31/2007               51.95                   45.91                   48.38
     4/1/2007              6/30/2007               53.25                   47.7                    48.45
     7/1/2007               9/5/2007               50.48                   42.16                   44.17


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              Johnson Controls Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day             Period-End
                                                Price of the           Price of the           Closing Price of
   Period-Start           Period-End          Reference Stock         Reference Stock          the Reference
       Date                  Date                  in ($)                 in ($)                Stock in ($)
       ----                  ----                  ------                 ------                ------------
     1/1/2004              3/31/2004                62.32                  56.25                   s 59.15
     4/1/2004              6/30/2004                60.2                   49.57                    53.38
     7/1/2004              9/30/2004                58.01                  50.97                    56.81
    10/1/2004             12/31/2004                63.98                  53.05                    63.44

     1/1/2005              3/31/2005                63.88                  55.25                    55.76
     4/1/2005              6/30/2005                58.2                   52.57                    56.33
     7/1/2005              9/30/2005                62.7                   55.88                    62.05
    10/1/2005             12/30/2005                75.22                  59.95                    72.91

     1/1/2006              3/31/2006                77.6                   66.36                    75.93
     4/1/2006              6/30/2006                90                     73.21                    82.22
     7/1/2006              9/29/2006                86.54                  66.75                    71.74
    10/1/2006             12/29/2006                88.44                  71.51                    85.92

     1/1/2007              3/31/2007                99.67                  84.28                    94.62
     4/1/2007              6/30/2007               117.75                  94.05                   115.77
     7/1/2007               9/5/2007               129.20                  99.50                   112.83


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                    AES Corp.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day             Period-End
                                                Price of the           Price of the           Closing Price of
   Period-Start           Period-End          Reference Stock         Reference Stock          the Reference
       Date                  Date                  in ($)                 in ($)                Stock in ($)
       ----                  ----                  ------                 ------                ------------
     1/1/2004              3/31/2004               10.85                    7.65                    8.53
     4/1/2004              6/30/2004               10.24                    7.56                    9.93
     7/1/2004              9/30/2004               10.66                    9.09                    9.99
    10/1/2004             12/31/2004               13.71                    9.99                   13.67

     1/1/2005              3/31/2005               18.13                   12.53                   16.38
     4/1/2005              6/30/2005               17.56                   12.98                   16.38
     7/1/2005              9/30/2005               16.75                   14.64                   16.43
    10/1/2005             12/30/2005               17.25                   14.64                   15.83

     1/1/2006              3/31/2006               18.88                   15.63                   17.06
     4/1/2006              6/30/2006               18.85                   16.15                   18.45
     7/1/2006              9/29/2006               21.48                   18.25                   20.39
    10/1/2006             12/29/2006               23.85                   20.02                   22.04

     1/1/2007              3/31/2007               23.1                    19.44                   21.52
     4/1/2007              6/30/2007               24.24                   20.54                   21.88
     7/1/2007               9/5/2007               23.39                   16.69                   18.44


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                   Apple Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day             Period-End
                                                Price of the           Price of the           Closing Price of
   Period-Start           Period-End          Reference Stock         Reference Stock          the Reference
       Date                  Date                  in ($)                 in ($)                Stock in ($)
       ----                  ----                  ------                 ------                ------------
     1/1/2004              3/31/2004                14.07                   10.59                   13.52
     4/1/2004              6/30/2004                17.095                  12.745                  16.27
     7/1/2004              9/30/2004                19.635                  14.37                   19.375
    10/1/2004             12/31/2004                34.785                  18.825                  32.2

     1/1/2005              3/31/2005                45.44                   31.3                    41.67
     4/1/2005              6/30/2005                44.45                   33.11                   36.81
     7/1/2005              9/30/2005                54.56                   36.29                   53.61
    10/1/2005             12/30/2005                75.46                   47.87                   71.89

     1/1/2006              3/31/2006                86.4                    57.67                   62.72
     4/1/2006              6/30/2006                73.8                    55.41                   57.27
     7/1/2006              9/29/2006                77.78                   50.16                   76.98
    10/1/2006             12/29/2006                93.159                  72.6                    84.84

     1/1/2007              3/31/2007                97.8                    81.9                    92.91
     4/1/2007              6/30/2007               127.61                   89.6                   122.04
     7/1/2007               9/5/2007               148.92                  111.62                  136.76


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              Las Vegas Sands Corp.
                                    (05 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day             Period-End
                                                Price of the           Price of the           Closing Price of
   Period-Start           Period-End          Reference Stock         Reference Stock          the Reference
       Date                  Date                  in ($)                 in ($)                Stock in ($)
       ----                  ----                  ------                 ------                ------------
     1/1/2004              3/31/2004                 N/A                    N/A                      N/A
     4/1/2004              6/30/2004                 N/A                    N/A                      N/A
     7/1/2004              9/30/2004                 N/A                    N/A                      N/A
    10/1/2004             12/31/2004                53.98                  29                       48

     1/1/2005              3/31/2005                51.4                   41.41                    45
     4/1/2005              6/30/2005                45.34                  33.1                     35.75
     7/1/2005              9/30/2005                40.73                  30.87                    32.91
    10/1/2005             12/30/2005                46.44                  29.08                    39.47

     1/1/2006              3/31/2006                58.03                  38.44                    56.66
     4/1/2006              6/30/2006                78.9                   54.68                    77.86
     7/1/2006              9/29/2006                77.86                  57.6801                  68.35
    10/1/2006             12/29/2006                97.25                  66.06                    89.48

     1/1/2007              3/31/2007               109.45                  81                       86.61
     4/1/2007              6/30/2007                91.93                  71.24                    76.39
     7/1/2007               9/5/2007               110                     75.56                   101.63


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              Baidu.com Inc. (ADS)
                                    (05 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day             Period-End
                                                Price of the           Price of the           Closing Price of
   Period-Start           Period-End          Reference Stock         Reference Stock          the Reference
       Date                  Date                  in ($)                 in ($)                Stock in ($)
       ----                  ----                  ------                 ------                ------------
     1/1/2004              3/31/2004                 N/A                     N/A                     N/A
     4/1/2004              6/30/2004                 N/A                     N/A                     N/A
     7/1/2004              9/30/2004                 N/A                     N/A                     N/A
    10/1/2004             12/31/2004                 N/A                     N/A                     N/A

     1/1/2005              3/31/2005                 N/A                     N/A                     N/A
     4/1/2005              6/30/2005                 N/A                     N/A                     N/A
     7/1/2005              9/30/2005               153.98                   27                      64.02
    10/1/2005             12/30/2005                89.7                    60.08                   62.92

     1/1/2006              3/31/2006                69.9                    44.44                   56.07
     4/1/2006              6/30/2006                94.03                   54.25                   82.53
     7/1/2006              9/29/2006                96.67                   67.92                   87.54
    10/1/2006             12/29/2006               128.6799                 82.24                  112.69

     1/1/2007              3/31/2007               134.1                    93.44                   96.55
     4/1/2007              6/30/2007               172                      92.8                   167.98
     7/1/2007               9/5/2007               222.41                  161                     219.73


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                   Coach Inc.
                                    (01 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day             Period-End
                                                Price of the           Price of the           Closing Price of
   Period-Start           Period-End          Reference Stock         Reference Stock          the Reference
       Date                  Date                  in ($)                 in ($)                Stock in ($)
       ----                  ----                  ------                 ------                ------------
     1/1/2004              3/31/2004               22.165                  16.875                  20.495
     4/1/2004              6/30/2004               23.05                   19.48                   22.595
     7/1/2004              9/30/2004               23.725                  17.99                   21.21
    10/1/2004             12/31/2004               28.85                   19.535                  28.2

     1/1/2005              3/31/2005               29.975                  25.73                   28.315
     4/1/2005              6/30/2005               34.24                   24.51                   33.57
     7/1/2005              9/30/2005               36.42                   30.1                    31.36
    10/1/2005             12/30/2005               36.84                   28.14                   33.34

     1/1/2006              3/31/2006               37.4                    31.68                   34.58
     4/1/2006              6/30/2006               35.66                   27.62                   29.9
     7/1/2006              9/29/2006               34.99                   25.18                   34.4
    10/1/2006             12/29/2006               44.99                   34.15                   42.96

     1/1/2007              3/31/2007               51.83                   42.47                   50.05
     4/1/2007              6/30/2007               54                      46.06                   47.39
     7/1/2007               9/5/2007               50.79                   40.29                   45.81


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                   CarMax Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day             Period-End
                                                Price of the           Price of the           Closing Price of
   Period-Start           Period-End          Reference Stock         Reference Stock          the Reference
       Date                  Date                  in ($)                 in ($)                Stock in ($)
       ----                  ----                  ------                 ------                ------------
     1/1/2004              3/31/2004               18.55                   13.335                  14.6
     4/1/2004              6/30/2004               15.235                  10.215                  10.935
     7/1/2004              9/30/2004               11.1                     9.025                  10.775
    10/1/2004             12/31/2004               15.72                   10.75                   15.525

     1/1/2005              3/31/2005               17.4                    14.05                   15.75
     4/1/2005              6/30/2005               15.87                   12.32                   13.325
     7/1/2005              9/30/2005               17.125                  12.8                    15.635
    10/1/2005             12/30/2005               15.82                   13.005                  13.84

     1/1/2006              3/31/2006               18.2                    13.87                   16.34
     4/1/2006              6/30/2006               18.07                   14.85                   17.73
     7/1/2006              9/29/2006               22.1                    16.14                   20.855
    10/1/2006             12/29/2006               27.6                    20.45                   26.815

     1/1/2007              3/31/2007               29.445                  23.77                   24.54
     4/1/2007              6/30/2007               26.57                   22.61                   25.5
     7/1/2007               9/5/2007               27.42                   20.33                   22.95


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            Mylan Laboratories Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day             Period-End
                                                Price of the           Price of the           Closing Price of
   Period-Start           Period-End          Reference Stock         Reference Stock          the Reference
       Date                  Date                  in ($)                 in ($)                Stock in ($)
       ----                  ----                  ------                 ------                ------------
     1/1/2004              3/31/2004               26.35                   21.95                   22.73
     4/1/2004              6/30/2004               24.95                   19.8                    20.25
     7/1/2004              9/30/2004               20.65                   14.24                   18
    10/1/2004             12/31/2004               20                      16.24                   17.68

     1/1/2005              3/31/2005               18.19                   15.5                    17.72
     4/1/2005              6/30/2005               20.03                   15.21                   19.24
     7/1/2005              9/30/2005               20                      17.19                   19.26
    10/1/2005             12/30/2005               21.69                   18.29                   19.96

     1/1/2006              3/31/2006               25                      19.05                   23.4
     4/1/2006              6/30/2006               23.73                   19.72                   20
     7/1/2006              9/29/2006               23.49                   18.65                   20.13
    10/1/2006             12/29/2006               22.1                    19.72                   19.96

     1/1/2007              3/31/2007               22.75                   19.18                   21.14
     4/1/2007              6/30/2007               22.9                    17.95                   18.19
     7/1/2007               9/5/2007               18.34                   13.88                   15.32


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                         MEMC Electronic Materials Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day             Period-End
                                                Price of the           Price of the           Closing Price of
   Period-Start           Period-End          Reference Stock         Reference Stock          the Reference
       Date                  Date                  in ($)                 in ($)                Stock in ($)
       ----                  ----                  ------                 ------                ------------
     1/1/2004              3/31/2004               11.73                    7.89                    9.15
     4/1/2004              6/30/2004               10.47                    7.81                    9.88
     7/1/2004              9/30/2004                9.97                    7.33                    8.48
    10/1/2004             12/31/2004               13.28                    8.45                   13.25

     1/1/2005              3/31/2005               14.95                   10.7                    13.45
     4/1/2005              6/30/2005               16.89                   10.85                   15.77
     7/1/2005              9/30/2005               23.66                   15.71                   22.79
    10/1/2005             12/30/2005               24.68                   16.2                    22.17

     1/1/2006              3/31/2006               38.5                    22.6                    36.92
     4/1/2006              6/30/2006               48.8999                 30                      37.5
     7/1/2006              9/29/2006               41.3                    26.26                   36.63
    10/1/2006             12/29/2006               44.05                   31.94                   39.14

     1/1/2007              3/31/2007               64.09                   39.51                   60.58
     4/1/2007              6/30/2007               68.8                    52.22                   61.12
     7/1/2007               9/5/2007               64.68                   49.70                   57.9


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                 Joy Global Inc.
                                    (01 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day             Period-End
                                                Price of the           Price of the           Closing Price of
   Period-Start           Period-End          Reference Stock         Reference Stock          the Reference
       Date                  Date                  in ($)                 in ($)                Stock in ($)
       ----                  ----                  ------                 ------                ------------
     1/1/2004              3/31/2004               13.32                  11                      12.4667
     4/1/2004              6/30/2004               13.5556                10.4267                 13.3067
     7/1/2004              9/30/2004               15.6889                11.9689                 15.28
    10/1/2004             12/31/2004               19.8578                14.3822                 19.3022

     1/1/2005              3/31/2005               26.1667                17.1844                 23.3733
     4/1/2005              6/30/2005               25.8                   19.8467                 22.3933
     7/1/2005              9/30/2005               34.04                  22.0267                 33.64
    10/1/2005             12/30/2005               41.94                  27                      40

     1/1/2006              3/31/2006               61.91                  41.57                   59.77
     4/1/2006              6/30/2006               72.23                  44.75                   52.09
     7/1/2006              9/29/2006               53.85                  31.32                   37.57
    10/1/2006             12/29/2006               50.77                  35.59                   48.34

     1/1/2007              3/31/2007               55.8                   40.36                   42.9
     4/1/2007              6/30/2007               61.99                  42.43                   58.33
     7/1/2007               9/5/2007               65.50                  42.21                   44.50


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                             Core Laboratories N.V.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day             Period-End
                                                Price of the           Price of the           Closing Price of
   Period-Start           Period-End          Reference Stock         Reference Stock          the Reference
       Date                  Date                  in ($)                 in ($)                Stock in ($)
       ----                  ----                  ------                 ------                ------------
     1/1/2004              3/31/2004                21.9                   15.73                    21.2
     4/1/2004              6/30/2004                24.68                  19.65                    23
     7/1/2004              9/30/2004                24.86                  19.61                    24.59
    10/1/2004             12/31/2004                25.81                  21.8                     23.35

     1/1/2005              3/31/2005                27.59                  21.43                    25.67
     4/1/2005              6/30/2005                27.45                  22.778                   26.82
     7/1/2005              9/30/2005                33.4                   26.55                    32.26
    10/1/2005             12/30/2005                39.84                  27.68                    37.36

     1/1/2006              3/31/2006                48.41                  37.31                    47.55
     4/1/2006              6/30/2006                68.74                  47.8                     61.04
     7/1/2006              9/29/2006                80.48                  55.14                    63.8
    10/1/2006             12/29/2006                92.76                  55.6                     81

     1/1/2007              3/31/2007                85.94                  73.22                    83.83
     4/1/2007              6/30/2007               103.88                  82.23                   101.69
     7/1/2007               9/5/2007               115.87                  96.58                   113.89


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                               Kimco Realty Corp.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day             Period-End
                                                Price of the           Price of the           Closing Price of
   Period-Start           Period-End          Reference Stock         Reference Stock          the Reference
       Date                  Date                  in ($)                 in ($)                Stock in ($)
       ----                  ----                  ------                 ------                ------------
     1/1/2004              3/31/2004               25.66                   21.875                  25.49
     4/1/2004              6/30/2004               25.595                  19.765                  22.75
     7/1/2004              9/30/2004               25.9                    22.415                  25.65
    10/1/2004             12/31/2004               29.64                   25.265                  28.995

     1/1/2005              3/31/2005               29.09                   25.9                    26.95
     4/1/2005              6/30/2005               29.995                  26.17                   29.455
     7/1/2005              9/30/2005               33.35                   29.19                   31.42
    10/1/2005             12/30/2005               33.21                   27.81                   32.08

     1/1/2006              3/31/2006               42                      32.02                   40.64
     4/1/2006              6/30/2006               40.57                   34.2                    36.49
     7/1/2006              9/29/2006               43.15                   36.18                   42.87
    10/1/2006             12/29/2006               47.13                   42.13                   44.95

     1/1/2007              3/31/2007               53.6                    43.59                   48.74
     4/1/2007              6/30/2007               50.36                   36.92                   38.07
     7/1/2007               9/5/2007               44.81                   33.74                   41.88


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                   Cutera Inc.
                                    (04 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day             Period-End
                                                Price of the           Price of the           Closing Price of
   Period-Start           Period-End          Reference Stock         Reference Stock          the Reference
       Date                  Date                  in ($)                 in ($)                Stock in ($)
       ----                  ----                  ------                 ------                ------------
     1/1/2004              3/31/2004               14.59                   13.9                    14
     4/1/2004              6/30/2004               16.98                   10.79                   13.59
     7/1/2004              9/30/2004               14                      10.8                    11.28
    10/1/2004             12/31/2004               13.65                   9.21                    12.5

     1/1/2005              3/31/2005               19.87                   12.1                    19.28
     4/1/2005              6/30/2005               20                      14                      17.35
     7/1/2005              9/30/2005               26.27                   15.84                   25.94
    10/1/2005             12/30/2005               44.2                    21.6                    26.36

     1/1/2006              3/31/2006               32.13                   24.55                   27.12
     4/1/2006              6/30/2006               28.16                   16.35                   19.72
     7/1/2006              9/29/2006               26.88                   18.57                   26.59
    10/1/2006             12/29/2006               30.27                   24.79                   27

     1/1/2007              3/31/2007               37.81                   26.51                   36.19
     4/1/2007              6/30/2007               38.8                    22.15                   24.92
     7/1/2007               9/5/2007               25.55                   20.57                   22.55


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                           Helix Energy Solutions Inc
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day             Period-End
                                                Price of the           Price of the           Closing Price of
   Period-Start           Period-End          Reference Stock         Reference Stock          the Reference
       Date                  Date                  in ($)                 in ($)                Stock in ($)
       ----                  ----                  ------                 ------                ------------
     1/1/2004              3/31/2004               14                      11.37                   12.9
     4/1/2004              6/30/2004               15.62                   12.505                  15.16
     7/1/2004              9/30/2004               18.135                  13.955                  17.81
    10/1/2004             12/31/2004               21.855                  16.945                  20.375

     1/1/2005              3/31/2005               26.14                   19.11                   22.65
     4/1/2005              6/30/2005               26.94                   20.565                  26.185
     7/1/2005              9/30/2005               32.18                   25.975                  31.705
    10/1/2005             12/30/2005               40.17                   26.4                    35.89

     1/1/2006              3/31/2006               45.606                  32.85                   37.9
     4/1/2006              6/30/2006               45                      29.14                   40.36
     7/1/2006              9/29/2006               41.92                   31.12                   33.4
    10/1/2006             12/29/2006               37.3                    27.55                   31.37

     1/1/2007              3/31/2007               37.59                   27.89                   37.29
     4/1/2007              6/30/2007               41.5                    35.28                   39.91
     7/1/2007               9/5/2007               43.86                   33.90                   39.73


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                        American International Group Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day             Period-End
                                                Price of the           Price of the           Closing Price of
   Period-Start           Period-End          Reference Stock         Reference Stock          the Reference
       Date                  Date                  in ($)                 in ($)                Stock in ($)
       ----                  ----                  ------                 ------                ------------
     1/1/2004              3/31/2004               75.66                   66.38                   71.35
     4/1/2004              6/30/2004               77.36                   68.73                   71.28
     7/1/2004              9/30/2004               73                      66                      67.99
    10/1/2004             12/31/2004               68.9                    54.28                   65.67

     1/1/2005              3/31/2005               73.46                   54.18                   55.41
     4/1/2005              6/30/2005               58.94                   49.91                   58.1
     7/1/2005              9/30/2005               63.73                   58                      61.96
    10/1/2005             12/30/2005               69.4                    60.93                   68.23

     1/1/2006              3/31/2006               71.09                   64.67                   66.09
     4/1/2006              6/30/2006               66.71                   58.54                   59.05
     7/1/2006              9/29/2006               66.8                    57.52                   66.26
    10/1/2006             12/29/2006               72.97                   65.84                   71.66

     1/1/2007              3/31/2007               72.45                   65.38                   67.22
     4/1/2007              6/30/2007               72.97                   66.15                   70.03
     7/1/2007               9/5/2007               70.69                   60                      65.5


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              American Express Co.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day             Period-End
                                                Price of the           Price of the           Closing Price of
   Period-Start           Period-End          Reference Stock         Reference Stock          the Reference
       Date                  Date                  in ($)                 in ($)                Stock in ($)
       ----                  ----                  ------                 ------                ------------
     1/1/2004              3/31/2004               48.1398                 41.5178                 45.3868
     4/1/2004              6/30/2004               46.2359                 41.4215                 44.9754
     7/1/2004              9/30/2004               45.3168                 41.7541                 45.0454
    10/1/2004             12/31/2004               49.9386                 44.5202                 49.3434

     1/1/2005              3/31/2005               50.7965                 43.7762                 44.9666
     4/1/2005              6/30/2005               48.7569                 43.3385                 46.5948
     7/1/2005              9/30/2005               52.0832                 45.7807                 50.28
    10/1/2005             12/30/2005               53.06                   46.59                   51.46

     1/1/2006              3/31/2006               55                      51.05                   52.55
     4/1/2006              6/30/2006               54.91                   50.92                   53.22
     7/1/2006              9/29/2006               56.19                   49.73                   56.08
    10/1/2006             12/29/2006               62.5                    55                      60.67

     1/1/2007              3/31/2007               61.9                    53.91                   56.4
     4/1/2007              6/30/2007               65.24                   55.34                   61.18
     7/1/2007               9/5/2007               65.89                   55.50                   59.32


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              General Electric Co.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day             Period-End
                                                Price of the           Price of the           Closing Price of
   Period-Start           Period-End          Reference Stock         Reference Stock          the Reference
       Date                  Date                  in ($)                 in ($)                Stock in ($)
       ----                  ----                  ------                 ------                ------------
     1/1/2004              3/31/2004               34.57                   28.88                   30.52
     4/1/2004              6/30/2004               33.49                   29.55                   32.4
     7/1/2004              9/30/2004               34.53                   31.42                   33.58
    10/1/2004             12/31/2004               37.75                   32.65                   36.5

     1/1/2005              3/31/2005               36.89                   34.95                   36.06
     4/1/2005              6/30/2005               37.34                   34.15                   34.65
     7/1/2005              9/30/2005               35.78                   32.85                   33.67
    10/1/2005             12/30/2005               36.34                   32.67                   35.05

     1/1/2006              3/31/2006               35.63                   32.21                   34.78
     4/1/2006              6/30/2006               35.24                   32.78                   32.96
     7/1/2006              9/29/2006               35.65                   32.06                   35.3
    10/1/2006             12/29/2006               38.49                   34.62                   37.21

     1/1/2007              3/31/2007               38.28                   33.9                    35.36
     4/1/2007              6/30/2007               39.77                   34.55                   38.28
     7/1/2007               9/5/2007               40.98                   36.20                   38.75


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                 Home Depot Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day             Period-End
                                                Price of the           Price of the           Closing Price of
   Period-Start           Period-End          Reference Stock         Reference Stock          the Reference
       Date                  Date                  in ($)                 in ($)                Stock in ($)
       ----                  ----                  ------                 ------                ------------
     1/1/2004              3/31/2004               37.65                   34.7                    37.36
     4/1/2004              6/30/2004               37.84                   32.34                   35.2
     7/1/2004              9/30/2004               39.73                   32.39                   39.2
    10/1/2004             12/31/2004               44.3                    38.31                   42.74

     1/1/2005              3/31/2005               43.27                   37.44                   38.24
     4/1/2005              6/30/2005               40.93                   34.56                   38.9
     7/1/2005              9/30/2005               43.98                   37.144                  38.14
    10/1/2005             12/30/2005               43.3                    37.48                   40.48

     1/1/2006              3/31/2006               43.95                   38.5                    42.3
     4/1/2006              6/30/2006               42.93                   35.63                   35.79
     7/1/2006              9/29/2006               37.65                   32.85                   36.27
    10/1/2006             12/29/2006               40.37                   35.55                   40.16

     1/1/2007              3/31/2007               42.01                   36.35                   36.74
     4/1/2007              6/30/2007               41.19                   36.6                    39.35
     7/1/2007               9/5/2007               41.01                   31.85                   36.51


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                Exxon Mobil Corp.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day             Period-End
                                                Price of the           Price of the           Closing Price of
   Period-Start           Period-End          Reference Stock         Reference Stock          the Reference
       Date                  Date                  in ($)                 in ($)                Stock in ($)
       ----                  ----                  ------                 ------                ------------
     1/1/2004              3/31/2004               43.4                    39.91                   41.59
     4/1/2004              6/30/2004               45.53                   41.43                   44.41
     7/1/2004              9/30/2004               49.79                   44.2                    48.33
    10/1/2004             12/31/2004               52.05                   48.18                   51.26

     1/1/2005              3/31/2005               64.37                   49.25                   59.6
     4/1/2005              6/30/2005               61.74                   52.78                   57.47
     7/1/2005              9/30/2005               65.96                   57.6                    63.54
    10/1/2005             12/30/2005               63.89                   54.5                    56.17

     1/1/2006              3/31/2006               63.96                   56.42                   60.86
     4/1/2006              6/30/2006               65                      56.64                   61.35
     7/1/2006              9/29/2006               71.22                   61.63                   67.1
    10/1/2006             12/29/2006               79                      64.84                   76.63

     1/1/2007              3/31/2007               76.35                   69.02                   75.45
     4/1/2007              6/30/2007               86.58                   75.28                   83.88
     7/1/2007               9/5/2007               93.62                   78.76                   87.22


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              Rackable Systems Inc.
                                    (05 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day             Period-End
                                                Price of the           Price of the           Closing Price of
   Period-Start           Period-End          Reference Stock         Reference Stock          the Reference
       Date                  Date                  in ($)                 in ($)                Stock in ($)
       ----                  ----                  ------                 ------                ------------
     1/1/2004              3/31/2004                N/A                     N/A                     N/A
     4/1/2004              6/30/2004                N/A                     N/A                     N/A
     7/1/2004              9/30/2004                N/A                     N/A                     N/A
    10/1/2004             12/31/2004                N/A                     N/A                     N/A

     1/1/2005              3/31/2005                N/A                     N/A                     N/A
     4/1/2005              6/30/2005               14.01                   11.62                   11.9
     7/1/2005              9/30/2005               14.5                    11.15                   13.16
    10/1/2005             12/30/2005               29.76                   13.21                   28.48

     1/1/2006              3/31/2006               53.1                    26.35                   52.85
     4/1/2006              6/30/2006               56                      31.56                   39.49
     7/1/2006              9/29/2006               40.42                   18.64                   27.37
    10/1/2006             12/29/2006               37.8                    25.75                   30.97

     1/1/2007              3/31/2007               32.48                   15.96                   16.97
     4/1/2007              6/30/2007               17.24                   11.25                   12.36
     7/1/2007               9/5/2007               14.45                   11.25                   14.29


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                     KeyCorp
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day             Period-End
                                                Price of the           Price of the           Closing Price of
   Period-Start           Period-End          Reference Stock         Reference Stock          the Reference
       Date                  Date                  in ($)                 in ($)                Stock in ($)
       ----                  ----                  ------                 ------                ------------
     1/1/2004              3/31/2004               33.23                   28.63                   30.29
     4/1/2004              6/30/2004               32.27                   28.23                   29.89
     7/1/2004              9/30/2004               32.02                   29                      31.6
    10/1/2004             12/31/2004               34.5                    31.35                   33.9

     1/1/2005              3/31/2005               34.05                   31                      32.45
     4/1/2005              6/30/2005               33.8                    31.52                   33.15
     7/1/2005              9/30/2005               35                      31.65                   32.25
    10/1/2005             12/30/2005               34.05                   30.1                    32.93

     1/1/2006              3/31/2006               37.67                   32.9                    36.8
     4/1/2006              6/30/2006               38.31                   34.24                   35.68
     7/1/2006              9/29/2006               38.15                   34.48                   37.44
    10/1/2006             12/29/2006               38.63                   35.73                   38.03

     1/1/2007              3/31/2007               39.9                    35.94                   37.47
     4/1/2007              6/30/2007               38.96                   34.15                   34.33
     7/1/2007               9/5/2007               37.09                   31.38                   32.83


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              JetBlue Airways Corp.
                                    (02 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day             Period-End
                                                Price of the           Price of the           Closing Price of
   Period-Start           Period-End          Reference Stock         Reference Stock          the Reference
       Date                  Date                  in ($)                 in ($)                Stock in ($)
       ----                  ----                  ------                 ------                ------------
     1/1/2004              3/31/2004               19.58                  13.5267                  16.8333
     4/1/2004              6/30/2004               20.6667                16.0067                  19.5867
     7/1/2004              9/30/2004               19.58                  13.4                     13.9467
    10/1/2004             12/31/2004               17.5467                13.2467                  15.48

     1/1/2005              3/31/2005               15.64                  11.3733                  12.6933
     4/1/2005              6/30/2005               15.6333                12.04                    13.6267
     7/1/2005              9/30/2005               15.2333                11.3933                  11.7333
    10/1/2005             12/30/2005               16.85                  11.34                    15.38

     1/1/2006              3/31/2006               14.91                   9.65                    10.72
     4/1/2006              6/30/2006               12.92                   8.93                    12.14
     7/1/2006              9/29/2006               12.65                   9.23                     9.24
    10/1/2006             12/29/2006               15.6                    9.15                    14.2

     1/1/2007              3/31/2007               17.02                  11.33                    11.51
     4/1/2007              6/30/2007               12.08                   9.72                    11.75
     7/1/2007               9/5/2007               11.99                   8.53                     9.59


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                Schlumberger Ltd.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day             Period-End
                                                Price of the           Price of the           Closing Price of
   Period-Start           Period-End          Reference Stock         Reference Stock          the Reference
       Date                  Date                  in ($)                 in ($)                Stock in ($)
       ----                  ----                  ------                 ------                ------------
     1/1/2004              3/31/2004                33.375                26.2655                 31.925
     4/1/2004              6/30/2004                32.35                 27.375                  31.755
     7/1/2004              9/30/2004                33.925                29.32                   33.655
    10/1/2004             12/31/2004                34.945                30.505                  33.475

     1/1/2005              3/31/2005                39.16                 31.57                   35.24
     4/1/2005              6/30/2005                39.225                32.31                   37.97
     7/1/2005              9/30/2005                43.9                  37.425                  42.19
    10/1/2005             12/30/2005                51.49                 38.6501                 48.575

     1/1/2006              3/31/2006                65.875                49.2                    63.285
     4/1/2006              6/30/2006                74.75                 54                      65.11
     7/1/2006              9/29/2006                68.55                 54.23                   62.03
    10/1/2006             12/29/2006                69.3                  56.85                   63.16

     1/1/2007              3/31/2007                71.17                 55.68                   69.1
     4/1/2007              6/30/2007                89.2                  68.25                   84.94
     7/1/2007               9/5/2007               101.20                 81.26                   99.11


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                  Corning Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day             Period-End
                                                Price of the           Price of the           Closing Price of
   Period-Start           Period-End          Reference Stock         Reference Stock          the Reference
       Date                  Date                  in ($)                 in ($)                Stock in ($)
       ----                  ----                  ------                 ------                ------------
     1/1/2004              3/31/2004               13.89                   10                      11.18
     4/1/2004              6/30/2004               13.19                   10.08                   13.06
     7/1/2004              9/30/2004               13.03                    9.29                   11.08
    10/1/2004             12/31/2004               12.96                   10.16                   11.77

     1/1/2005              3/31/2005               12.4                    10.61                   11.13
     4/1/2005              6/30/2005               17.08                   10.97                   16.62
     7/1/2005              9/30/2005               21.95                   16.03                   19.33
    10/1/2005             12/30/2005               21.62                   16.61                   19.66

     1/1/2006              3/31/2006               28.28                   19.35                   26.92
     4/1/2006              6/30/2006               29.61                   20.39                   24.19
     7/1/2006              9/29/2006               24.9                    17.5                    24.41
    10/1/2006             12/29/2006               25.57                   18.62                   18.71

     1/1/2007              3/31/2007               23.33                   18.12                   22.74
     4/1/2007              6/30/2007               26.67                   22.43                   25.55
     7/1/2007               9/5/2007               27.25                   21.47                   24.13


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                        Supplemental Plan of Distribution

     We expect that delivery of the Notes will be made against payment for the Notes on or about September 28, 2007, which is the third (3rd) business day following the Pricing Date (this settlement cycle being referred to as "T+3"). See "Plan of Distribution" in the prospectus supplement dated February 28, 2007.




Supplemental Discussion of Canadian Tax Consequences

The following section supplements the tax discussion under the accompanying prospectus dated January 5, 2007, prospectus supplement dated February 28, 2007 and product prospectus supplement dated March 6, 2007 and is subject to the limitations and exceptions set forth therein. This discussion is only applicable to you if you are a Non-Resident Holder (as defined in the accompanying prospectus).

Based on the current administrative practices and policies of the Canada Revenue Agency, interest paid or credited or deemed for purposes of the Income Tax Act (Canada) (the "Act") to be paid or credited on a Note to a Non-Resident Holder will not be subject to Canadian non-resident withholding tax where we deal at arm's length for the purposes of the Act with the Non-Resident Holder at the time of such payment.



Anti-dilution Adjustments

Anti-dilution adjustments shall be determined according to "General Terms of the Reverse Convertible Notes--Anti-dilution Adjustments" beginning on page PS-10 of the product prospectus supplement dated March 6, 2007, except that, in connection with reverse stock splits, the Initial Reference Stock Price will not be adjusted, unless the reverse stock split occurs after the Pricing Date and on or before the Valuation Date.

               No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this pricing supplement or the accompanying prospectus, prospectus supplement or product prospectus supplement and, if given or made, such information or representation must not be relied upon as having been authorized by Royal Bank of Canada or the Underwriter. This pricing supplement, the accompanying prospectus, prospectus supplement and product prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities described in this pricing supplement nor do they constitute an offer to sell or a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The delivery of this pricing supplement, the accompanying prospectus, prospectus supplement and product prospectus supplement at any time does not imply that the information they contain is correct as of any time subsequent to their respective dates.

                                      $[o]




                                   [RBC LOGO]


                              Royal Bank of Canada

                    Senior Global Medium-Term Notes, Series C

                            Reverse Convertible Notes



                                September  , 2007